Exhibit 4.12

Execution Copy

AMENDED AND RESTATED UNDERWRITING AGREEMENT

June 16, 2016

as amended and restated as of

June 28, 2016

Canadian Zinc Corporation

650 West Georgia Street, Suite 1710

Vancouver, British Columbia V6B 4N9

Attention: John F. Kearney, Chairman, President and Chief Executive Officer

Dear Sir:

Paradigm Capital Inc. and Canaccord Genuity Corp. (collectively, the "Co-Lead Underwriters"), on behalf of themselves and Dundee Securities Ltd. ("Dundee" and together with the Co-Lead Underwriters, the "Underwriters") understand that Canadian Zinc Corporation (the "Company") proposes to issue and hereby offers to sell to the Underwriters (i) 32,000,000 common shares of the Company (the "Offered Common Shares") at a price of $0.25 per Offered Common Share (the "Common Share Price") for distribution to the public in accordance with the terms of this Agreement (as hereinafter defined), and 4,000,000 common shares of the Company that qualify as "flow-through shares" as defined in subsection 66(15) of the Tax Act (as hereinafter defined) (the "Offered Flow-Through Shares") at a price of $0.25 per Offered Flow-Through Share (the "Flow-Through Share Price") and that the Company will incur and thereafter renounce Qualifying Expenditures (as hereinafter defined) to the original purchasers of such Offered Flow-Through Shares. The Offered Common Shares and the Offered Flow-Through Shares are hereby collectively referred to as the "Offered Securities".

Based on the foregoing and upon and subject to the terms and conditions of this Agreement, the Underwriters hereby severally, and not jointly, nor jointly and severally, in their respective percentages set out in Section 8.1 of this Agreement, agree to purchase from the Company, or, in the case of the Offered Flow-Through Shares, alternatively to arrange, as agent for the Company, for substituted eligible purchasers to purchase from the Company on the Closing Date (as hereinafter defined), and the Company hereby agrees to sell to the Underwriters or, in the case of the Flow-Through Shares, to such substituted eligible purchasers on the Closing Date, (i) 32,000,000 Offered Common Shares at the Common Share Price, and (ii) 4,000,000 Offered Flow-Through Shares at the Flow-Through Share Price, for total aggregate gross proceeds of $9,000,000.

The Company hereby grants to the Underwriters (in accordance with the respective percentages set forth in Section 8.1 of this Agreement) an option (the "Over-Allotment Option"), entitling the Underwriters to purchase severally and not jointly, nor jointly and severally, or, in the case of the Additional Offered Flow-Through Shares (as hereinafter defined), alternatively to arrange, as agent for the Company, for substituted eligible purchasers to purchase from the Company, up to 4,800,000 additional common shares of the Company to be comprised, in any combination, of (i) additional Common Shares of the Company (each an "Additional Offered Common Share") at the Common Share Price, and/or (ii) additional common shares of the Company that qualify as "flow-through shares" as defined in subsection 66(15) of the Tax Act (each, an "Additional Offered Flow-Through Share") at the Flow-Through Share Price for the purpose of covering the Underwriters' "over-allocation position" (as defined in National Instrument 41-101 - General Prospectus Requirements ("NI 41-101")). The Additional Offered Common Shares and the Additional Offered Flow-Through Shares are collectively referred to herein as the "Additional Securities". For greater certainty, the number of Additional Securities issued in connection with the exercise of the Over-Allotment Option shall not exceed 15% of the number of Offered Securities issued pursuant to the "base offering" (as defined in NI 41-101). The Over-Allotment Option shall be non-assignable and shall be exercisable, in whole, at any time, or in parts and from time to time for up to 30 days after the Closing Time (as hereinafter defined). The offering of the Offered Securities and any Additional Securities by the Company described in this Agreement is hereinafter referred to as the "Offering".

The net proceeds of the Offering (the "Net Proceeds") shall be used as set forth in the Final Prospectus (as hereinafter defined) under the heading "Use of Proceeds". In consideration of the Underwriters' services hereunder, the Company shall on the Closing Date or the Over-Allotment Closing Date (as hereinafter defined), as applicable, (i) pay to the Underwriters, a cash fee (the "Underwriting Fee") in an amount equal to 6% of the gross proceeds received by the Company from the issue and sale of the Offered Securities and any Additional Securities, and (ii) issue to the Underwriters that number of compensation options (the "Compensation Options") equal to 6% of the number of Offered Securities and Additional Securities sold pursuant to the Offering. Each Compensation Option shall entitle the holder thereof to acquire, at any time prior to the 24 month anniversary of the Closing Date, one Common Share (each a "Compensation Share") at an exercise price of $0.25 per Compensation Share, subject to TSX approval.

The Offering shall take place in the Qualifying Jurisdictions (as hereinafter defined) and in the United States, provided, however, that offers and sales of Offered Securities and any Additional Securities in the United States shall be made only to Qualified Institutional Buyers (as hereinafter defined) on a private placement basis pursuant to an exemption from the registration requirements of the U.S. Securities Act (as hereinafter defined) provided by Rule 144A (as hereinafter defined) and exemptions from the securities laws of the states of the United States, as applicable, in accordance with United States securities laws and the provisions of Schedule "A" to this Agreement. No Offered Flow-Through Shares will be offered or sold within the United States. The Underwriters, on their own behalf and on behalf of their U.S. Affiliates (as hereinafter defined), and the Company acknowledge that Schedule "A" forms part of this Agreement.

The Underwriters acknowledge that the Compensation Options and the Compensation Shares (collectively, the "Compensation Securities") have not been and will not be registered under the U.S. Securities Act, and the Compensation Options may not be exercised in the United States or by, or for the account or benefit of, any U.S. Person or person in the United States, except pursuant to an exemption from the registration requirements of the U.S. Securities Act. In connection with the issuance of the Compensation Securities, as the case may be, each of the Underwriters represents and warrants that (i) it is not a U.S. Person and it is not acquiring the Compensation Securities in the United States, or on behalf of a U.S. Person or a person located in the United States, (ii) this Agreement was executed and delivered outside the United States and (iii) it is acquiring the Compensation Securities, as principal for its own account and not for the benefit of any other person. The Underwriters agree that they will not engage in any Directed Selling Efforts (as defined in Schedule "A") with respect to any Compensation Securities.

The Underwriters acknowledge the filing on (i) June 15, 2016 of the Preliminary Prospectus (as hereinafter defined) in each Qualifying Jurisdiction and the issuance of the Preliminary Receipt on June 15, 2016 by the BCSC on behalf of the Commissions, and (ii) June 16, 2016 of the Amended and Restated Preliminary Prospectus (as hereinafter defined) in each Qualifying Jurisdiction and the issuance of the Amended and Restated Preliminary Receipt on June 16, 2016 by the BCSC on behalf of the Commissions.

The additional terms and conditions of this underwriting agreement (the "Agreement") are set forth below.

1.	ADDITIONAL DEFINITIONS

1.1	In this Agreement, including any schedules forming a part of this Agreement:

(a)	"Acts" means the Securities Acts or equivalent securities regulatory legislation of the Qualifying Jurisdictions, and "Act" means the Securities Act or equivalent securities regulatory legislation of a specified Qualifying Jurisdiction;

(b)	"Additional Offered Common Shares" has the meaning given to that term in the third paragraph of this Agreement;

(c)	"Additional Offered Flow-Through Shares" has the meaning given to that term in the third paragraph of this Agreement;

(d)	"Additional Securities" has the meaning given to that term in the third paragraph of this Agreement;

(e)	"Agreement" means this Underwriting Agreement (including, for greater certainty, all Schedules attached hereto);

(f)	"Amended and Restated Preliminary Prospectus" means the amended and restated preliminary short form prospectus of the Company filed with the Commissions on June 16, 2016 for the purpose of qualifying the distribution in Canada of the Offered Securities and the Additional Securities and the grant of the Over-Allotment Option, including all documents incorporated therein by reference and any Supplementary Material;

(g)	"Amended and Restated Preliminary Receipt" means the receipt for the Amended and Restated Preliminary Prospectus issued on June 16, 2016 in accordance with the Passport System;

(h)	"Ancillary Documents" means all agreements, certificates (including any certificates representing the Offered Securities and Additional Securities, officer's certificates, notices and other documents) executed and delivered, or to be executed and delivered, by the Company in connection with the Offering and/or pursuant to this Agreement;

(i)	"Applicable Securities Laws" means, collectively, and, as the context may require, the Acts and Regulations and the rules, policies, instruments, notices and orders issued by the applicable Regulatory Authorities including, for greater certainty, the application and interpretation of such rules, policies, instruments, notices and orders by the applicable Regulatory Authorities;

(j)	"BCA " means the Business Corporations Act (British Columbia);

(k)	"BCSC" means the British Columbia Securities Commission;

(l)	"Canadian Exploration Expense(s)" or "CEE" means an expense described in paragraph (f) of the definition of "Canadian exploration expense" in subsection 66.1(6) of the Tax Act or that would be described in paragraph (h) of such definition if the reference therein to "paragraphs (a) to (d) and (f) to (g.4)" were a reference to "paragraph (f)", excluding any amounts which are prescribed to constitute "Canadian exploration and development overhead expense" under the Tax Act, the amount of any assistance received by the Company described in paragraph 66(12.6)(a) of the Tax Act and any expense described in paragraph 66(12.6)(b.1) of the Tax Act or any amount paid or payable for prepaid services or rent that do not qualify as outlays or expenses for the period as described in the definition of "expense" in subsection 66(15) of the Tax Act;

(m)	"Claim" has the meaning given to that term in Section 12.1;

(n)	"Closing" and "Closing Date" have the meanings given to those terms in Section 10.1;

(o)	"Closing Materials" has the meaning given to that term in Section 6.1(k)(x) hereto;

(p)	"Closing Time" means 8:00 a.m. (Toronto time) or such other time as may be agreed to by the Company and the Co-Lead Underwriters;

(q)	"Comfort Letter" has the meaning given to that term in Section 6.1(k)(i) hereto;

(r)	"Commissions" means the securities regulatory authorities (other than stock exchanges) of the Qualifying Jurisdictions, and "Commission" means the securities regulatory authority of a specified Qualifying Jurisdiction;

(s)	"Common Share Price" has the meaning given to that term in the first paragraph of this Agreement;

(t)	"Common Shares" means common shares in the capital of the Company;

(u)	"Compensation Option" has the meaning given to that term in the fourth paragraph of this Agreement;

(v)	"Compensation Securities" has the meaning given to that term in the sixth paragraph of this Agreement;

(w)	"Compensation Share" has the meaning given to that term in the fourth paragraph of this Agreement;

(x)	"Continuing Underwriters" has the meaning given to that term in Section 8.2 hereto;

(y)	"CRA " means the Canada Revenue Agency;

(z)	"Debt Instrument" means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

(aa)	"Defaulting Underwriters" has the meaning given to that term in Section 8.2 hereto;

(bb)	"Distribution" (or "distribute" as derived therefrom) has the meaning given to that term in the Securities Act (British Columbia);

(cc)	"Dundee" means Dundee Securities Ltd.;

(dd)	"DSU" means a deferred share unit issued pursuant to the Company's Deferred Share Unit Plan;

(ee)	"Enforceability Qualifications" means the qualifications that enforcement may be limited by limitations contained in the Limitation Act (British Columbia), by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, that equitable remedies may be granted in the discretion of a court of competent jurisdiction, that rights of indemnity, contribution and waiver of contribution may be limited under applicable law, and that the enforceability of provisions in an agreement which purport to sever from such agreement any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such agreement would be determined only in the discretion of a court;

(ff)	"Exchange" means the TSX;

(gg)	"Expenditure Period" means the period commencing on the date of acceptance of the Flow-Through Subscription Agreement and ending on the earlier of:

(i)	the date on which the Commitment Amount (within the meaning of such Flow-Through Subscription Agreement) has been fully expended in accordance with the terms of the Flow-Through Subscription Agreement; and

(ii)	December 31, 2017;

(hh)	"Final Prospectus" means the final short form prospectus of the Company to be dated on or about June 29, 2016 and filed with the Commissions for the purpose of qualifying the distribution in Canada of the Offered Securities and the Additional Securities and the grant of the Over-Allotment Option, including all documents incorporated therein by reference and any Supplementary Material;

(ii)	"Final Receipt" means the receipt for the Final Prospectus issued in accordance with the Passport System;

(jj)	"Final U.S. Placement Memorandum" means the U.S. placement memorandum, in a form satisfactory to the Underwriters and the Company, to which will be attached the Final Prospectus, to be delivered to any offerees and purchasers of the Offered Securities and Additional Securities, if any, in the United States in accordance with Schedule "A" hereto;

(kk)	"Flow-Through Share Price" has the meaning given to that term in the first paragraph of this Agreement;

(ll)	"Flow-Through Subscription Agreement" means, collectively, the agreements to be entered into between the Company and the Co-Lead Underwriters or any participants in the Selling Dealer Group for and on behalf of and as agents for purchasers of Offered Flow-Through Shares on or prior to the Closing Date or the Over- Allotment Closing Date, as applicable, setting out the contractual relationship between the Company and the purchasers of Offered Flow-Through Shares, in form and substance satisfactory to the Company and the Underwriters and substantially as set out as Schedule "C" to this Agreement or such other form agreed to by the Company and the Underwriters;

(mm)	"FSE" means the Frankfurt Stock Exchange;

(nn)	"Indemnified Parties" has the meaning given to that term in Section 12.1 hereto;

(oo)	"Legal Opinions" has the meaning given to that term in Section 6.1(k)(ii) hereto;

(pp)	"Lock-Up Agreements" has the meaning given to that term in Section 6.1(n) hereto;

(qq)	"material adverse effect" means (i) the effect resulting from any event or change which is materially adverse to the business, affairs, capital, operations, property rights or assets, liabilities (contingent or otherwise) of the Company, or which event or change would reasonably be expected to have a significant negative effect on the market price or value of the common shares of the Company or (ii) any fact, event or change that would result in any Offering Document containing a misrepresentation;

(rr)	"material change" has the meaning given to that term in the Securities Act (British Columbia);

(ss)	"material fact" has the meaning given to that term in the Securities Act (British Columbia);

(tt)	"misrepresentation" has the meaning given to that term in the Securities Act (British Columbia);

(uu)	"Mineral Properties" means the Company's Prairie Creek property, South Tally Pond project, Tulks South project and Long Lake project;

(vv)	"MMER" has the meaning given to that term in Section 5.1(nn) hereto;

(ww)	"Money Laundering Laws" has the meaning given to that term in Section 5.1(bbb) hereto;

(xx)	"Named Executive Officers" means as of June 16, 2016, the Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $150,000 as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of the Company at the end of the Company's most recently completed financial year end;

(yy)	"NI 43-101" means National Instrument 43-101 — Standards of Disclosure for Mineral Projects;

(zz)	"NI 44-101" means National Instrument 44-101 — Short Form Prospectus Distributions;

(aaa)	"NP 11-202" means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

(bbb)	"OFAC" has the meaning given to that term in Section 5.1(ccc) hereto;

(ccc)	"Offered Common Shares" has the meaning given to that term in the first paragraph of this Agreement;

(ddd)	"Offered Flow-Through Shares" has the meaning given to that term in the first paragraph of this Agreement;

(eee)	"Offered Securities" has the meaning given to that term in the first paragraph of this Agreement;

(fff)	"Offering" has the meaning given to that term in the third paragraph of this Agreement;

(ggg)	"Offering Documents" means, collectively, the Prospectuses, any Supplementary Material and the U.S. Memorandum;

(hhh)	"Officers' Certificate" has the meaning given to that term in Section 6.1(k)(iv) hereto;

(iii)	"Option Closing" means the purchase of Additional Securities contemplated upon the exercise of the Over-Allotment Option;

(jjj)	"Over-Allotment Closing Date" means, in respect of any exercise of the Over- Allotment Option, the closing date for such exercise of the Over-Allotment Option which shall be not more than three business days after the notice of exercise of such option has been delivered in accordance with the terms of the Over-Allotment Option;

(kkk)	"Passport System" means the system for review and procedures for the filing of prospectuses and related materials in one or more Canadian jurisdictions pursuant to Multilateral Instrument 11-102 - Passport System and NP 11-202;

(lll)	"Preliminary Prospectus" means the preliminary short form prospectus of the Company dated June 15, 2016, filed with the Commissions for the purpose of qualifying the distribution in Canada of the Offered Securities and the Additional Securities and the grant of the Over-Allotment Option, including all documents incorporated therein by reference and any Supplementary Material and for which a Preliminary Receipt was issued on June 15, 2016;

(mmm)	"Preliminary Receipt" means the receipt for the Preliminary Prospectus issued in accordance with the Passport System;

(nnn)	"Preliminary U.S. Placement Memorandum" means the U.S. placement memorandum, in a form satisfactory to the Underwriters and the Company, to which will be attached a copy of any Preliminary Prospectus, to be delivered to offerees and purchasers of the Offered Securities and Additional Securities, if any, in the United States in accordance with Schedule "A" hereto;

(ooo)	"Prospectuses" means, collectively, the Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, and the Final Prospectus, including any documents incorporated by reference therein;

(ppp)	"Public Record" means all information contained in any news release, material change report (excluding any confidential material change report), financial statements, technical reports, continuous disclosure documents or other document of the Company which has been publicly filed by or on behalf of the Company pursuant to Applicable Securities Laws, including any information which appears on the Company's website;

(qqq)	"Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

(rrr)	"Qualifying Expenditures" means expenses that (a) are CEE on the date they are incurred, (b) provided the Tax Act is amended as announced on April 18, 2016, are "flow-through mining expenditures" for the purposes of subsection 127(9) of the Tax Act (the "FTME") which will allow a Purchaser who is an individual other than a trust to claim a 15% non-refundable tax credit in respect of the FTME, (c) are incurred on or after the Closing Date and on or before the Termination Date, (d) may be renounced by the Company pursuant to subsection 66(12.6) in conjunction with subsection 66(12.66) of the Tax Act with an effective date not later than December 31, 2016, and (e) but for the renunciation, the Company would be entitled to deduct in computing its income for income tax purposes;

(sss)	"Qualifying Jurisdictions" means the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and New Brunswick, and such other jurisdictions to which the Underwriters and the Company may agree and "Qualifying Jurisdiction" means any one of them;

(ttt)	"Regulations" means the securities rules or regulations proclaimed under the Acts and "Regulation" means the securities rules or regulations proclaimed under a specified Act;

(uuu)	"Regulation S" means Regulation S adopted by the United States Securities and Exchange Commission under the U.S. Securities Act;

(vvv)	"Regulatory Authorities" means, collectively, the Commissions and the Exchange;

(www)	"RSU" means a restricted share unit issued pursuant to the Company's Restricted Share Unit Plan;

(xxx)	"Rule 144A" means Rule 144A under the U.S. Securities Act;

(yyy)	"Selling Dealer Group" means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Offered Securities pursuant to this Agreement;

(zzz)	"Standard Listing Conditions" has the meaning given to that term in Section 6.1(o) hereto;

(aaaa)	"subsidiary" has the meaning given to that term in the BCA and "subsidiaries" means more than one of them;

(bbbb)	"Supplementary Material" means any documents supplemental to the Prospectuses including any amending or supplementary prospectus or other supplemental documents (including documents incorporated by reference after the date of the Prospectuses) or similar documents;

(cccc)	"Tax Act" means the Income Tax Act (Canada) and the regulations thereunder as amended from time to time;

(dddd)	"Termination Date" means December 31, 2017;

(eeee)	"Title Opinions" has the meaning given to that term in Section 6.1(k)(v);

(ffff)	"trade" has the meaning given to that term in the Securities Act (British Columbia);

(gggg)	"TSX" means the Toronto Stock Exchange;

(hhhh)	"Underwriting Fee" has the meaning given to that term in the fourth paragraph of this Agreement;

(iiii)	"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(jjjj)	"U.S. Affiliates" means the U.S. registered broker-dealer affiliates of the Underwriters;

(kkkk)	"U.S. Legal Opinion" has the meaning given to that term in Section 6.1(k)(iii);

(llll)	"U.S. Memorandum" means, together, the Preliminary U.S. Placement Memorandum and Final U.S. Placement Memorandum;

(mmmm)	"U.S. Person" has the meaning given to it under Regulation S; and

(nnnn)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations made thereunder.

1.2	All references to dollar figures in this Agreement are to Canadian dollars.

1.3	Certain terms applicable solely to Schedule "A" are defined in Schedule "A".

1.4	Where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge" of the Company, or where any other reference is made herein to the "knowledge" of the Company, it shall be deemed to refer to the actual knowledge of the Named Executive Officers, after having made due enquiry of appropriate and relevant persons and after reviewing relevant documentation.

2.	FILING OF PROSPECTUS

2.1	The Company shall:

(a)	forthwith after any comments with respect to the Amended and Restated Preliminary Prospectus have been received from, and have been resolved with, the Commissions, but no later than 5:00 p.m. (Vancouver time) on June 29, 2016 or such later date as may be agreed to in writing by the Underwriters, use its reasonable commercial efforts to obtain a Final Receipt with respect to the Final Prospectus or otherwise fulfill all legal requirements to enable the Offered Securities and Additional Securities to be offered and sold to the public through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions.

(b)	prior to the delivery or filing of the Offering Documents and thereafter, during the period of distribution of the Offered Securities and any Additional Securities, the Company shall have allowed the Underwriters to participate fully in the preparation of, and to approve the form and content of, such Offering Documents and shall have allowed the Underwriters to conduct all due diligence investigations which they may reasonably require in order to fulfill their obligations as underwriters and in order to enable them to execute the certificate in each of the Prospectuses required to be executed by them.

3.	OVER-ALLOTMENT OPTION

3.1	The Company hereby grants to the Underwriters the Over-Allotment Option to purchase severally and not jointly, nor jointly and severally, and to offer for sale to the public pursuant hereto the Additional Securities upon the terms and conditions set forth herein.

3.2	The Over-Allotment Option shall be non-assignable and shall be exercisable, in whole, at any time, or in parts, from time to time, up to 30 days after the Closing Date by the Underwriters by giving written notice to the Company by such date, specifying the number of Additional Securities to be purchased (the "Over-Allotment Closing Date"), which date shall be not more than three business days after the date of such notice.

3.3	Following receipt of notice delivered in accordance with Section 3.2, the Company agrees to issue and sell to the Underwriters and the Underwriters agree to purchase that number of Additional Securities requested in the notice of exercise of the Over-Allotment Option and the Company shall proceed to hold the Option Closing in accordance with Section 11.

4.	DISTRIBUTION AND CERTAIN OBLIGATIONS OF THE UNDERWRITERS AND THE COMPANY

4.1	Subject to the terms and conditions of this Agreement, the Underwriters offer to purchase the Offered Securities, and by acceptance of this Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase at the Closing Time on the Closing Date, all, but not less than all, of the Offered Securities as described in the second paragraph of this Agreement.

4.2	The distribution of the Offered Securities, the Over-Allotment Option, and any Additional Securities shall be qualified by the Prospectuses under Applicable Securities Laws. Offered Securities and/or Additional Securities may also be offered and sold:

(a)	in the United States in accordance with the terms, conditions, representations, warranties and covenants of the parties contained in Schedule "A" hereto, the provisions of which are agreed to by the Company, the Underwriters and the U.S. Affiliates, and which Schedule "A" forms part of this Agreement; and

(b)	in such other jurisdictions as the Company and the Underwriters may agree, provided the distribution of Offered Securities and/or Additional Securities in such other jurisdictions are completed in accordance with the applicable laws of such other jurisdictions and does not give rise to any requirement on the part of the Company to file a prospectus or offering memorandum or similar obligation, and does not impose any form of continuous disclosure obligations on the Company in such jurisdictions.

4.3	Until the date on which the distribution of the Offered Securities and Additional Securities is completed or this Agreement is terminated, the Company shall promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to continue to qualify the distribution of the Offered Securities and the Additional Securities, or in the event that the Offered Securities and the Additional Securities have, for any reason ceased to so qualify, to so qualify again the Offered Securities and the Additional Securities for distribution in the Qualifying Jurisdictions.

4.4	The Company agrees that the Underwriters will be permitted to appoint other registered dealers (or other dealers duly licensed in their respective jurisdictions) as their agents to assist in the Offering and that the Underwriters may determine the remuneration payable to such other dealers appointed by them. Such remuneration shall be payable by the Underwriters. The Underwriters shall use their best efforts to ensure that such other dealers, if any, comply with the terms of this Agreement as applicable to the Underwriters.

4.5	Each Underwriter covenants, represents and warrants to the Company that it will comply, to the extent applicable to the Underwriters, with the rules and policies of the Exchange and with all applicable securities legislation of each Qualifying Jurisdiction in which it acts as Underwriter of the Company in connection with the Offering.

5.	REPRESENTATIONS AND WARRANTIES

5.1	The Company represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in entering into this Agreement, that:

(a)	Incorporation and Organization: The Company has been duly organized, is a valid and subsisting corporation under the laws of the Province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options and to carry out its obligations thereunder. To the Company's knowledge, other than the constating documents of the Company (to the extent that they would constitute an agreement), no agreement exists among the shareholders of the Company in respect of the Company and no such agreement will exist on the Closing Date.

(b)	Extra-Provincial Registration: The Company and its subsidiaries together hold, or will hold prior to the Closing Date, all licences, registrations and qualifications in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted make licensing, registration or qualification necessary and is carrying on the business thereof in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

(c)	Authorized Capital: The Company is authorized to issue, among other things, an unlimited number of Common Shares, of which, as of the close of business on June 15, 2016, 218,047,709 Common Shares were issued and outstanding as fully paid and non-assessable shares.

(d)	Listing: The Common Shares are, and at the time of issue of the Offered Common Shares and the Offered Flow-Through Shares will be, listed on the TSX and the Compensation Shares, Additional Offered Common Shares and Additional Offered Flow-Through Shares will, at the time of issue thereof, be conditionally approved for listing on the TSX or such other stock exchange or quotation system on which the Common Shares may trade or be quoted at the applicable time.

(e)	Certain Security Law Matters: The Common Shares are listed on the TSX, and are quoted on the FSE, and the OTCQB, and the Company is a reporting issuer or the equivalent only in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec and New Brunswick, and is not in default of any material requirement of the securities legislation of any of such provinces.

(f)	NI 44-101. The Company is eligible under NI 44-101 to file the Preliminary Prospectus and the Final Prospectus;

(g)	Transfer Agent: Computershare Trust Company of Canada, at its principal office in the City of Vancouver, is the duly appointed registrar and transfer agent for the Common Shares.

(h)	Rights to Acquire Securities: Other than pursuant hereto, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Company, except for 673,800 Common Shares issuable on the due exercise of outstanding options under the Company's stock option plan, 343,006 Common Shares issuable pursuant to outstanding DSUs, 3,650,000 Common Shares issuable pursuant to outstanding RSUs, and 16,908,360 Common Shares issuable pursuant to outstanding common share purchase warrants, in each case, as of June 16, 2016.

(i)	No Pre-emptive Rights: The issue of the Offered Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject.

(j)	Subsidiaries: The Company has no subsidiaries other than Messina Minerals Inc. and Paragon Minerals Corporation.

(k)	Issue of Offered Common Shares and Offered Flow-Through Shares: All necessary corporate action has been taken, or will be taken prior to the Closing Date, to authorize the issue, sale and delivery of the Offered Common Shares and Offered Flow-Through Shares and, upon payment of the requisite consideration therefor, the Offered Common Shares and Offered Flow-Through Shares will be validly issued as fully paid and non-assessable Common Shares.

(l)	Grant of Compensation Options: All necessary corporate action has been taken, or will be taken prior to the Closing Date, to authorize the grant of, and the delivery of the certificates representing, the Compensation Options and upon issuance and delivery, will be valid obligations of the Company enforceable in accordance with their terms, except as may be qualified by the Enforceability Qualifications. The Compensation Shares issuable upon the due exercise of the Compensation Options in accordance with the terms thereof, will, when issued, be validly issued and outstanding as fully paid and non-assessable Common Shares.

(m)	Consents, Approvals and Conflicts: None of the offering and sale of the Offered Securities or the issue of the Compensation Options, the issuance of the Compensation Shares on the exercise of the Compensation Options, the execution and delivery of this Agreement, the compliance by the Company with the provisions of this Agreement or the consummation of the transactions contemplated herein or therein, all in accordance with the terms of this agreement, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other person, except (A) such as have been obtained, or (B) such as may be required under Applicable Securities Laws and will be obtained by the Closing Date, or (ii) to the best of the knowledge of the Company, conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of the properties or assets thereof is bound, or (iii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, the notice of articles or articles of the Company or any resolution passed by the directors (or any committee thereof) or shareholders of the Company, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Company or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations, taken as a whole, of the Company.

(n)	Authority and Authorization: The Company has, or will have prior to the Closing Date, full corporate power and authority to enter into this Agreement, the Flow- Through Subscription Agreement and any certificates representing the Compensation Options and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof or thereof and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options and to observe and perform the provisions thereof in accordance with the provisions hereof.

(o)	Validity and Enforceability: This Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options have been authorized, or will be authorized prior to the Closing Date, and have been or will be executed and delivered by the Company and constitute or will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be qualified by the Enforceability Qualifications.

(p)	Public Disclosure: Each of the documents which contains any of the Public Record is, as of the date thereof, in compliance in all material respects with Applicable Securities Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no material fact known to the Company which the Company has not publicly disclosed which materially adversely affects, or so far as the Company can now reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), affairs, business, prospects, operations or condition (financial or otherwise), taken as a whole, of the Company or the ability of the Company to perform its obligations under this Agreement.

(q)	Timely Disclosure: The Company is in compliance with all timely disclosure obligations under Applicable Securities Laws and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, condition (financial or otherwise), capital or prospects, taken as a whole, of the Company which has not been publicly disclosed and none of the documents filed by or on behalf of the Company pursuant to Applicable Securities Laws contain a misrepresentation at the date of the filing thereof.

(r)	No Cease Trade Order: No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company is outstanding and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened.

(s)	Financial Statements: The audited financial statements of the Company for the year ended December 31, 2015 together with the auditors' report thereon and the notes thereto and the unaudited financial statements of the Company for the period ended March 31, 2016 together with the notes thereto have been prepared in accordance with international financial reporting standards applied on a basis consistent with prior periods, are substantially correct in every particular and present fairly the financial condition and position of the Company as at the dates thereof and such financial statements contain no direct or implied statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by international financial reporting standards or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading. The certifications of the Company's annual filing for 2015 and interim filing for the period ended March 31, 2016 are materially correct and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods presented in the financial statements.

(t)	Changes in Financial Position: Since December 31, 2015:

(i)	the Company has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)	the Company has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

(iii)	the Company has not entered into any material transaction; except in each case as disclosed in the Public Record.

(u)	Independence: To the knowledge of the Company, the Company's auditor is an independent public accountant as required by the Applicable Securities Laws.

(v)	Reportable Events: There has not been any "reportable event" (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations) with the Company's auditor.

(w)	No Contemplated Changes: Except as disclosed in the Public Record, the Company has not, other than in the ordinary course of business, approved or entered into any agreement in respect of:

(i)	the purchase of any property or assets or any interest therein or the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise;

(ii)	the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or otherwise) of the Company; or

(iii)	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Company.

(x)	Material Changes: Since March 31, 2016, the Company has carried on business in the ordinary course and except as disclosed in the Preliminary Prospectus there has not been:

(i)	any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise), business, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, other than: (A) the growth and expansion of the business of the Company and (B) those changes occurring in the ordinary course of business, none of which is (either singly or taken together) materially adverse to the Company on a consolidated basis;

(ii)	except as contemplated in this Agreement or as disclosed in the Preliminary Prospectus, any material change in the share capital or long- term debt of the Company or any of its subsidiaries;

(iii)	any adverse material change to the Company on a consolidated basis;

(iv)	any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the Company or any direct or indirect redemption, purchase or other acquisition of any shares; or

(v)	any change in accounting or tax practices followed by the Company or any of its subsidiaries.

(y)	Taxes and Tax Returns: The Company has prepared and filed all material tax returns required to be filed by applicable law, has reported all income and other amounts required by applicable law to be reported on such tax returns and each such tax return is true, correct and complete in all material respects. The Company has timely paid all applicable taxes and installments of taxes which are required to be paid pursuant to applicable law and the Company is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Company or the payment of any material tax, governmental charge, penalty, interest or fine against the Company. There are no material actions, suits, proceedings, investigations or claims now threatened or, to the best of the knowledge of the Company, pending against the Company which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority. The Company has duly and timely withheld and collected all taxes required by applicable law to be withheld or collected by it and has duly and timely remitted to the appropriate taxing authority as such taxes as and when required by applicable law.

(z)	Compliance with Laws, Licenses and Permits: The Company has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations, and the Company has not received any notice of the modification, revocation or cancellation of, any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the business or operations of or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Company, taken as a whole. For greater certainty: (i) in 2013, the Company filed requests with the Mackenzie Valley Land and Water Board for amendments to the timing schedules of the various security deposits to be provided to the Minister of Aboriginal Affairs and Northern Development Canada under the Company's Type "A" Water Licence and the Land Use Permit for the Prairie Creek Mine; and (ii) in June 2015, the Mackenzie Valley Land and Water Board approved the Company's application that the Type "A" Water Licence be held in abeyance until more certainty develops around the actual commencement of construction and the mine development schedule and also approved the Company's applications for amendments to the timing schedules of the various reclamation security deposits to be provided under the Water Licence and the Land Use Permit. The Company, accordingly, deposited a total of $1.55 million as security with the Government of the Northwest Territories in August of 2015 to increase the financial assurance relating to current reclamation and closure obligations of the Prairie Creek Mine site as it now exists with its current infrastructure under the Company's existing surface leases, land use permits and Type "B" Water Licence.

(aa)	Minute Books: The minute books and records of the Company contain copies of all constating documents and all approved material resolutions of its directors and securityholders.

(bb)	Agreements and Actions: The Company is not in violation of any term of its notice of articles or articles or any constating document thereof. The Company is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which violation would, or could, result in any material adverse effect on the business, condition (financial or otherwise), affairs or operations, taken as a whole, of the Company. The Company is not in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced or, to the knowledge of the Company after due inquiry, pending or, to the best of the knowledge of the Company, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), affairs, prospects or operations, taken as a whole, of the Company or in any of the material properties or assets thereof or in any material liability on the part of the Company or which places, or could place, in question the validity or enforceability of this Agreement or any document or instrument delivered, or to be delivered, by the Company pursuant hereto or thereto.

(cc)	Owner of Property: Except as disclosed in the Public Record, no property rights are necessary for the conduct of the business of the Company as currently conducted, the Company is not aware of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights once acquired and the Company does not have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

(dd)	Mineral Rights: Except as disclosed in the Public Record, the Company holds the options to acquire or owns mining leases, mining claims or other conventional property or proprietary interests or rights described in the Public Record, recognized in the jurisdiction in which each property is located, in respect of the ore bodies and minerals located in properties in which the Company conducts business under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company to explore the minerals relating thereto (the "Mining Rights"). Except as disclosed in the Public Record, the Company has all necessary surface rights, access rights and other necessary rights and interests relating to the properties on which the Company conducts business granting the Company the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company with only such exceptions as do not materially interfere with the use made by the Company of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company.

(ee)	Property Agreements: Any and all of the agreements and other documents and instruments pursuant to which the Company holds the Mineral Properties are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (except as may be qualified by the Enforceability Qualifications), the Company is not in default of any of the material provisions of any such agreements, documents or instruments nor to the Company's knowledge, has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Company derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid.

(ff)	Operations: Any and all operations of the Company, and to the best of the Company's knowledge, information and belief, any and all operations by predecessors, on or in respect of the assets and properties of the Company have been conducted substantially in accordance with good industry practices in the jurisdiction of operation and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities.

(gg)	Non-Arm's Length Interests: No officer, director, employee or other person not dealing at arm's length with the Company, or to the knowledge of the Company, any associate or affiliate of any such person owns, has or is entitled to any royalty, interest or any other encumbrances or claims of any nature whatsoever which are based on production from the Company's properties or assets or any revenue or rights attributable thereto.

(hh)	No Defaults: The Company is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and, to the Company's knowledge, no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder which could have a material adverse effect upon the condition (financial or otherwise), property, assets, operations or business, taken as a whole, of the Company.

(ii)	Compliance with Employment Laws: The Company is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non- compliance would not constitute an adverse material fact concerning the Company or result in an adverse material change to the Company and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Company after due inquiry, threatened against the Company, no union representation question exists respecting the employees of the Company and no collective bargaining agreement is in place or currently being negotiated by the Company, the Company has not received any notice of any unresolved matter and there are no outstanding orders under the Employment Standards Act (British Columbia), the Human Rights Code (British Columbia), the Occupational Health and Safety Act (Ontario) (or similar legislation in British Columbia) or the Workers' Compensation Act (British Columbia) or any other similar legislation in any jurisdiction in which the Company carries on business, no employee has any agreement as to the length of notice required to terminate his or her employment with the Company in excess of twelve months or equivalent compensation other than as disclosed in the information circular in respect of its 2016 annual general meeting, and all benefit or pension plans of the Company are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(jj)	Use of Proceeds: The Company confirms that the proceeds of the Offering will be used as set forth in the Offering Documents.

(kk)	Offered Securities: The attributes of the Offered Securities will conform in all material respects with the description thereof in the Offering Documents.

(ll)	Environmental Compliance: Except as disclosed in the Public Record, the Company:

(i)	and the property, assets and operations thereof comply, to the best of the Company's knowledge, in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance by or in respect of a Contaminant (which term means and includes, without limitation, any pollutants, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter (including any of the foregoing), which is defined or described as such pursuant to any such applicable Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)	does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may materially adversely affect, the Company or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and, to the best of the Company's knowledge, neither the Company nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any governmental authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any governmental authority. For greater certainty, the Company was issued an environmental protection compliance order by Environment Canada on December 1, 2010 in connection with an alleged contravention of the Storage Tank Systems for Petroleum Products and Allied Petroleum Products Regulations and the Canadian Environmental Protection Act with respect to the containment area. The Company complied with the terms of the order and the file has been closed by Environment Canada. For greater certainty, on July 4, 2012 an inspector from Aboriginal Affairs and Northern Development Canada visited the Prairie Creek site, including a location of diamond drilling. A sump adjacent to the drill intended to allow collection of drill cuttings and the percolation of drill water was found to be overflowing to an adjacent creek. The inspector ordered that drilling cease immediately, a spill report be completed, and drilling not commence until a suitable plan is provided to manage the drill water. A drill water management plan was presented to the inspector the next day, and was approved by the inspector on July 6, 2012 allowing drilling to resume.

(iii)	has not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Company does not, to the best of the Company's knowledge, have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Company is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Company or the property, assets, business or operations thereof;

(iv)	subject to the next following sentence, the Company has not stored any hazardous or toxic waste or toxic substance on the property thereof and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and, to the best of the Company's knowledge, there are no Contaminants on any of the premises at which the Company carries on business, in each case other than in compliance with Environmental Laws. For greater certainty, the Company is storing waste on the Mineral Properties and has surface impoundment containing petroleum products, cleaning and degreasing solutions as well as mill reagents as described in the Public Record; and

(v)	is not, to the best of the Company's knowledge, subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Laws. For greater certainty, the Company currently holds, in an overholding status, a surface lease for the Prairie Creek mine site, issued by the Minister of Aboriginal Affairs and Northern Development Canada, subsequently devolved to Minister of Lands Government of Northwest Territories, which limits the use of the land for mine site care and maintenance purposes only and establishes the Company's current responsibility for abandonment and restoration in accordance with an abandonment and restoration plan attached as a schedule to the surface lease. The Company has applied to the Minister of Aboriginal Affairs and Northern Development Canada, subsequently devolved to Minister of Lands Government of Northwest Territories, for a new surface lease which will permit operations to replace the existing care and maintenance surface lease. The Department of Aboriginal Affairs and Northern Development Canada has confirmed to the Mackenzie Land and Water Board that the Board's assessment of the Company's liability for the site and cost of closure and reclamation is not applicable until a new surface lease authorizing production is issued to replace the existing care and maintenance surface lease. In June 2015, the Mackenzie Valley Land and Water Board approved the Company's application that the Type "A" Water Licence be held in abeyance until more certainty develops around the actual commencement of construction and the mine development schedule and also approved the Company's applications for amendments to the timing schedules of the various reclamation security deposits to be provided under the Water Licence and the Land Use Permit. The Company, accordingly, deposited a total of $1.55 million as security with the Government of the Northwest Territories in August of 2015 to increase the financial assurance relating to the Company's current reclamation and closure obligations on the Prairie Creek Mine site as it now exists with its current infrastructure under the Company's existing surface leases, land use permits and Type "B" Water Licence.

(mm)	No Litigation: There are no actions, suits, proceedings, inquiries or investigations existing, or to the best of the Company's knowledge, pending or threatened against or adversely affecting the Company or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), property, assets, operations or business, taken as a whole, of the Company or the ability of it to perform its obligations and the Company is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any governmental authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), property, assets, operations or business, taken as a whole, of the Company or the ability of the Company to perform its obligations pursuant hereto.

(nn)	Legislation and Proposed Legislation: The Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations, taken as a whole, of the Company. For greater certainty, in 2012, Environment Canada initiated a 10-year review process of the Metal Mining Effluent Regulations ("MMER"). The review is focused on proposed amendments to MMER that would include more stringent effluent limits and, among other proposals, make changes to the Environmental Effects Monitoring program. The Company understands that as part of its review, Environment Canada proposes to establish BATEA-based (best available technology economically achievable) effluent limits as a means to promote continuous improvement in the sector. The proposed revisions to the MMER have not yet been adopted.

(oo)	Brokerage Fees: No brokerage, agency or other fiscal advisory or similar fee is payable in connection with the transactions contemplated herein except as provided by this Agreement.

(pp)	Indebtedness: The Company does not have any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm's length with them.

(qq)	Debt: Except as disclosed in the Public Record, neither the Company nor any of its subsidiaries is party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument.

(rr)	Insurance: The assets of the Company and its business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses operating in comparable locations, and such coverage is in full force and effect, and the Company has not failed to promptly give any notice or present any material claim thereunder.

(ss)	Good Practices: To the Company's knowledge, all mining operations on the properties of the Company have been conducted in all material respects in accordance with good mining and engineering practices and all applicable material workers' compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects;

(tt)	Registration of Mining Rights: Except as disclosed in the Offering Documents, all material Mining Rights in which the Company holds an interest or right have been validly registered and recorded in accordance in all material respects with all applicable laws and are valid and subsisting; the Company has all necessary surface rights, access rights and other necessary rights and interests relating to the Mineral Properties granting the Company the right and ability to explore for mineral deposits as are appropriate in view of the rights and interests therein of the Company, with only such exceptions as do not unreasonably interfere with the use made by the Company of the rights or interest so held; and each of the Mining Rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company.

(uu)	Description of Property and Rights: The Mineral Properties and Mining Rights of the Company as disclosed in the Offering Documents, constitute an accurate description of the Mineral Properties and all material Mining Rights held by the Company, and no other property or assets are necessary for the conduct of the business of the Company as currently conducted, the Company does not know of any claim or the basis for any claim that might or could have a material adverse effect on the right thereof to use, transfer or otherwise explore for mineral deposits on such Mineral Properties.

(vv)	First Nations Rights: Except as disclosed in the Public Record, there are no claims with respect to First Nations rights currently or, to the best of the knowledge, information and belief of the Company, after due inquiry, pending or threatened with respect to any of the Mineral Properties.

(ww)	43-101 Compliance: The Company is in compliance with the provisions of NI 43-101 and has filed all technical reports required thereby and there have been no developments of which the Company is aware that would require the filing of a new technical report under NI 43-101.

(xx)	Internal Controls: The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain accountability for assets.

(yy)	Disclosure of Information: All information which has been prepared by the Company relating to the Company and the business, property and liabilities thereof and either publicly disclosed, provided or made available to the Underwriters, including the Offering Documents and all financial, marketing, sales and operational information provided to the Underwriters is, as of the date of such information, true and correct in all material respects, taken as whole, and no fact or facts have been omitted therefrom which would make such information materially misleading.

(zz)	Significant Acquisitions: The Company has not completed any "significant acquisition" nor is it proposing any "significant acquisitions" that would require the inclusion of any additional financial statements or pro forma financial statements in the Offering Documents pursuant to Applicable Securities Laws of Canada.

(aaa)	Brokers. There is no person acting at the request of the Company, other than the Underwriters, who is entitled to any brokerage, agency or similar fee in connection with the transactions contemplated herein.

(bbb)	Money Laundering: The operations of the Company are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court of governmental authority or any arbitrator non-governmental authority involving the Company with respect to the Money Laundering Laws is to the best knowledge of the Company pending or threatened.

(ccc)	OFAC: Neither the Company nor, to the best of the Company's knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department ("OFAC"); and the Company will not knowingly, directly or indirectly, use the proceeds of the Offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(ddd)	Regulation M: None of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters or any person acting on their behalf, as to which no representation, warranty or covenant is made) has violated or will violate Regulation M under the U.S. Exchange Act in connection with offers and sales of the Offered Securities.

(eee)	U.S. Representations and Warranties: The Company makes the representations, warranties and covenants applicable to it in Schedule "A" hereto and acknowledges that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule "A" form part of this Agreement.

(fff)	Principal Business Corporation: The Company is, and at all relevant times will be, a "principal-business corporation" within the meaning of subsection 66(15) of the Tax Act.

(ggg)	Offered Flow-Through Shares: Except as the result of any agreement or arrangement to which the Company is not a party and of which it has no knowledge, upon issuance pursuant to the provisions of the Flow-Through Subscription Agreement, the Offered Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and such Offered Flow- Through Shares will not constitute "prescribed shares" for the purpose of Section 6202.1 of the regulations to the Tax Act.

(hhh)	Renunciation: The Company has not entered into any agreements or made any covenants with any parties with respect to the renunciation of CEE, which amounts have not been fully expended and renounced as required thereunder.

(iii)	Flow-Through Subscription Agreement: The representations and warranties of the Company in the Flow-Through Subscription Agreement are, or will on the Closing Date be, true and correct; and

(jjj)	Other Agreements. Subject to paragraph ((hhh)) above, the Company has not entered into any agreements or made any covenants with any parties that would restrict the Company from entering into the Flow-Through Subscription Agreement and agreeing to incur and renounce Qualifying Expenditures during the Expenditure Period in accordance with the Flow-Through Subscription Agreement, nor that would require the prior renunciation to any other person of Qualifying Expenditures prior to the renunciation of the aggregate Commitment Amount (as defined in the Flow-Through Subscription Agreement) in favour of the substituted eligible purchasers of the Underwriters and the Company has no outstanding obligations to incur and renounce Qualifying Expenditures to any persons.

5.2	The representations and warranties of the Company contained in this Agreement shall be true at the Closing Time as though they were made at the Closing Time and they shall survive the completion of the Offering in accordance with Section 14.6.

5.3	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Company that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the Offering on the terms and conditions set forth herein.

5.4	The Underwriters hereby covenant and agree with the Company the following:

(a)	during the period of distribution of the Offered Securities by or through the Underwriters, the Underwriters will offer and sell Offered Securities to the public only in the Qualifying Jurisdictions or where they may lawfully be offered for sale upon the terms and conditions set forth in each of the Prospectuses and this Agreement either directly or through other registered investment dealers and brokers. The Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution in any Qualifying Jurisdiction where the Final Receipt shall have been obtained following the filing of the Final Prospectus;

(b)	the Underwriters will comply with Applicable Securities Laws in connection with the offer and sale and distribution of the Offered Securities and the Additional Securities;

(c)	the Underwriters will use their commercially reasonable efforts to complete the distribution of the Offered Securities as promptly as possible after the Closing Date, but in any event no later than seven business days following the date of exercise of the entire Over-Allotment Option, if exercised. The Underwriters will notify the Company when, in the Underwriters' opinion, the Underwriters have ceased the distribution of the Offered Securities, and, within thirty days after completion of the distribution, will provide the Company, in writing, with a breakdown of the number of Offered Securities distributed in each of the Qualifying Jurisdictions where that breakdown in required by a Commission for the purpose of calculating fees payable to, or making filings with, that Commission; and

(d)	the Underwriters will use their commercially reasonable efforts to advise the Company, prior to June 29, 2016, of any Qualifying Jurisdiction in which it will not sell any of the Offered Securities.

5.5	The representations and warranties of the Underwriters contained in this Agreement shall be true at the Closing Time as though they were made at the Closing.

6.	ADDITIONAL COVENANTS

6.1	The Company covenants and agrees with the Underwriters that it shall:

(a)	file with the Exchange all required documents and pay all required filing fees, and do all things required by the rules and policies of the Exchange, in order to obtain prior to the Closing Date the requisite acceptance or approval of the Exchange for:

(i)	the Offering; and

(ii)	the conditional listing of the Offered Common Shares, Offered Flow- Through Shares, Compensation Shares and any Additional Offered Common Shares and Additional Offered Flow-Through Shares, subject only to Standard Listing Conditions, which the Company agrees to fully satisfy in a timely manner forthwith after the Closing;

(b)	with respect to the filing of the Prospectuses as contemplated herein, fulfill all legal requirements required to be fulfilled by the Company in connection therewith, in each case in form and substance satisfactory to the Underwriters as evidenced by the Underwriters' execution of the certificates attached thereto;

(c)	prior to the completion of the Offering, allow the Underwriters to review the Offering Documents and conduct all due diligence which the Underwriters may reasonably require in order to fulfill their statutory obligations as underwriters and in order to enable them to execute, acting prudently and responsibly, the certificates required to be executed by the Underwriters in such documents, including, without limitation, all corporate and operating records, documentation with respect to property rights, technical information, financial information (including budgets), copies of the financial statements to be incorporated by reference in the Prospectuses and access to key officers of the Company;

(d)	during the period prior to the completion of the Offering, promptly notify the Underwriters in writing of:

(i)	any material change (actual, contemplated or threatened) in the business, affairs, operations, assets or liabilities (contingent or otherwise), financial position or capital or ownership of the Company or proposed ownership of the Company (other than a change disclosed in the Prospectuses); and

(ii)	any change which is of such a nature as to result in a misrepresentation in either of the Prospectuses or any amendment thereto; and any material fact that has arisen or been discovered and that would be required to have been disclosed in the Prospectuses or in Supplementary Material had that fact arisen or been discovered on or prior to the date of the Prospectuses or any Supplementary Material, which change or fact is, or may be, of such a nature as to render the Prospectuses or any Supplementary Material misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Applicable Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which change would reasonably be expected to have a significant effect on the market price or value of the Offered Securities or Additional Securities. The Company shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of the Company) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this subsection and, in any event, prior to making any filing;

(e)	deliver to the Underwriters duly executed copies of any Supplementary Material required to be filed by the Company in accordance with subsection (d) above and, if any financial or accounting information is contained in any of the Supplementary Material, an additional Comfort Letter to that required by subsection (k) below;

(f)	cause commercial copies of the Prospectuses, the U.S. Memorandum and Supplementary Material to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request, as soon as possible after the filing of the Preliminary Prospectus, Final Prospectus or Supplementary Material, as the case may be, but in any event on or before noon (in the time zone of such delivery) on the day after obtaining the receipt therefor, as applicable, and such delivery will constitute the Company's consent to the Underwriters' use of such documents in connection with the Offering;

(g)	by the act of having delivered each of the Prospectuses and any Supplementary Material to the Underwriters, have represented and warranted to the Underwriters that all material information and statements (except information and statements relating to the Underwriters and provided by the Underwriters to the Company in writing expressly for inclusion in Prospectuses) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws of the Qualifying Jurisdictions and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation and together constitute full, true and plain disclosure of all material facts relating to the Company, the Offered Securities, the Over-Allotment Option and the Additional Securities as required by the Applicable Securities Laws of the Qualifying Jurisdictions;

(h)	prior to the Closing Time, fulfill to the satisfaction of the Underwriters all legal requirements (including, without limitation, compliance with Applicable Securities Laws) to be fulfilled by the Company to enable the Offered Securities and the Additional Securities to be distributed free of trade restrictions in the Qualifying Jurisdictions, subject only to the requirements of Applicable Securities Laws;

(i)	use its best efforts to maintain its status as a "reporting issuer" or the equivalent not in default in each of the Qualifying Jurisdictions for a period of three years from the Closing Date, other than:

(i)	in connection with a merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding common shares of the Company; and

(ii)	in any jurisdiction where the Underwriters do not sell any of the Offered Securities and in which the Final Prospectus is not filed;

(j)	use its commercially reasonable best efforts to maintain the listing of the Common Shares on the Exchange or another recognized stock exchange or quotation system for a period of three years from the Closing Date, other than in connection with a merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding common shares of the Company;

(k)	deliver to the Underwriters and their legal counsel, as applicable:

(i)	at the time of execution of the Final Prospectus by the Underwriters, a long form Comfort Letter (the "Comfort Letter") from the Company's auditors addressed to the Underwriters and to the directors of the Company and dated as of the date of the Final Prospectus and based on procedures performed within two business days of the Final Prospectus, in form and content acceptable to the Underwriters, acting reasonably, relating to the verification of the financial information and accounting data contained in the Final Prospectus and to such other matters as the Underwriters may reasonably require;

(ii)	at the Closing Time, such legal opinions (the "Legal Opinions") of the Company's legal counsel (excluding U.S. legal counsel), addressed to the Underwriters and their legal counsel and dated as of the Closing Date, in form and content acceptable to the Underwriters, acting reasonably, relating to the matters set forth in Schedule "B" and to such other matters as the Underwriters may reasonably require (and such counsel may rely upon or arrange for separate deliveries of opinions of local counsel where such counsel deems such reliance or delivery proper as to the laws of any jurisdiction other than British Columbia and may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company) relating to the Final Prospectus, the trade and distribution of the Offered Securities and the Additional Securities without restriction, and to such other matters as the Underwriters may reasonably require;

(iii)	at the Closing Time, if any Offered Securities and/or Additional Securities are being sold in the United States in accordance with Schedule "A" hereto, a legal opinion of Dorsey & Whitney LLP, addressed to the Underwriters and dated as of the Closing Date and/or the Over-Allotment Closing Date, as applicable, in form and content acceptable to the Underwriters, acting reasonably, to the effect that no registrations will be required under the U.S. Securities Act in respect of the offer and sale of Offered Securities and/or any Additional Securities that are offered or sold in the United States ("U.S. Legal Opinion");

(iv)	at the Closing Time, a certificate (the "Officers' Certificate") of the Company signed by its Chief Executive Officer and Chief Financial Officer, addressed to the Underwriters and their legal counsel and dated as of the Closing Date, in form and content acceptable to the Underwriters, acting reasonably, certifying for and on behalf of the Company and not in their personal capacities that, to the actual knowledge of the persons signing such certificate, after having made due and relevant inquiry:

(A)	the Company has complied in all material respects with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time on the Closing Date;

(B)	no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Securities or Additional Securities or any of the Company's issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened;

(C)	the Company is a "reporting issuer" or its equivalent under the securities laws of each of the Qualifying Jurisdictions and eligible to use the Short Form Prospectus System established under NI 44-101, and no material change relating to the Company has occurred since the date of this Agreement with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality; and

(D)	all of the representations and warranties made by the Company in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(v)	at the Closing Time, such legal opinions (the "Title Opinions") of the Company's legal counsel, addressed to the Underwriters and their legal counsel, dated as of the Closing Date, in the form and content acceptable to the Underwriters acting reasonably, with respect to the Company's title and ownership interests in the Prairie Creek Property;

(vi)	the Underwriters having received certificates dated the Closing Date (or, in the case of the Option Closing, dated the Over-Allotment Closing Date) signed by the Corporate Secretary of the Company or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Company; the resolutions of the directors of the Company relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Offered Securities and Additional Securities, the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Offered Securities on the Exchange and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Company;

(vii)	at the Closing Time, a certificate of status (or equivalent) for the Company dated within one (1) business day (or such earlier or later date as the Underwriters may accept) of the Closing Date;

(viii)	at the Closing Time, a certificate of the registrar and transfer agent of the Common Shares, which certifies the number of Common Shares issued and outstanding on the date prior to the Closing Date;

(ix)	at the Closing Time, a Comfort Letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to the date which is two (2) business days prior to the Closing Date, the information contained in the Comfort Letter;

(x)	executed copies of any Flow-Through Subscription Agreement; and

(xi)	at the Closing Time, such other materials (the "Closing Materials") as the Underwriters may reasonably require and as are customary in an offering of this nature, and the Closing Materials will be addressed to the Underwriters and to such parties as may be reasonably directed by the Underwriters and will be dated as of the Closing Date or such other date as the Underwriters may reasonably require;

(l)	from and including the date of this Agreement through to and including the Closing Time, do all such acts and things necessary to ensure that all of the representations and warranties of the Company contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain materially true and correct and not do any such act or thing that would render any representation or warranty of the Company contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement materially untrue or incorrect;

(m)	during the period commencing on the Closing Date and ending on the date which is 90 days after the Closing Date, not, without the prior written consent of the Co- Lead Underwriters, which consent will not be unreasonably withheld, directly or indirectly issue any common shares or securities or other financial instruments convertible into or having the right to acquire common shares (other than pursuant to rights or obligations under securities outstanding or existing commitments to issue securities or in connection with the bona fide acquisition by the Company of the shares or assets of other corporations or entities) or enter into any agreement or arrangement under which you acquire or transfer to another, in whole or in part, any of the economic consequences of ownership of common shares, whether that agreement or arrangement may be settled by the delivery of common shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so;

(n)	cause each of its directors and executive officers to enter into lock-up agreements (the "Lock-Up Agreements") in form and substance satisfactory to the Underwriters evidencing their agreement to not, for a period of 90 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any Common Shares or other securities of the Company convertible into, exchangeable for or exercisable to acquire, Common Shares, directly or indirectly, unless (i) they first obtain the prior consent of the Underwriters, such consent not to be unreasonably withheld or delayed, (ii) there occurs a take-over bid or similar transaction involving a change of control of the Company or (iii) pursuant to the exercise of options already validly issued pursuant to the Company's stock option plan or other share compensation agreements;

(o)	prior to the filing of the Final Prospectus, provide evidence satisfactory to the Underwriters of the conditional approval of the Exchange of the listing and posting for trading on the Exchange of the Offered Common Shares, Offered Flow-Through Shares, Compensation Shares and any Additional Offered Common Shares and Additional Offered Flow-Through Shares, subject only to satisfaction by the Company of customary post-closing conditions imposed by the Exchange in similar circumstances (the "Standard Listing Conditions");

(p)	advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material; (ii) the suspension of the qualification of the Offered Securities, Over-Allotment Option or Additional Securities for offering or sale in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Commission for amending or supplementing the Preliminary Prospectus or the Final Prospectus or any Supplementary Material or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible;

(q)	not reproduce, disseminate, quote from or refer to any written or oral opinions, advice, analysis and materials provided by the Underwriters to the Company in connection with the Offering in whole or in part at any time, in any manner or for any purpose, without the Underwriters' prior written consent in each specific instance, and the Company shall and shall cause its affiliates, officers, directors, shareholders, agents and advisors (including those shareholders who have an advisory relationship with the Company and the directors, officers, and employees of such shareholders) to keep confidential the opinions, advice, analysis and materials furnished to the Company by the Underwriters and their counsel in connection with the Offering;

(r)	promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Underwriters may reasonably require from time to time for the purpose of giving effect to this Agreement;

(s)	during the period commencing on the date hereof and until completion of the distribution of any Additional Securities, promptly provide to the Underwriters drafts of any press releases of the Company for review by the Underwriters and the Underwriters' counsel prior to issuance, provided that any such review will be completed in a timely manner;

(t)	forthwith notify the Underwriters of any breach of any covenant of this Agreement or any Ancillary Documents by any party thereto, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Ancillary Document is or has become untrue or inaccurate in any material respect; and

(u)	use the net proceeds of the Offering substantially in the manner set out in the Final Prospectus under the heading "Use of Proceeds".

6.2	Covenants of the Company with Respect to the Flow-Through Shares

The Company covenants and agrees with the Underwriters that the representations, warranties and covenants provided by the Company in the Flow-Through Subscription Agreement shall apply equally to the Underwriters as if such representations, warranties and covenants were provided directly to the Underwriters pursuant to this Agreement.

7.	UNDERWRITERS' FEES AND EXPENSES

7.1	In consideration of the services to be rendered by the Underwriters to the Company under this Agreement, the Company agrees to pay to the Underwriters, at the time and in the manner specified in this Agreement, the Underwriting Fee and to issue to the Underwriters the Compensation Options.

7.2	Whether or not the purchase and sale of the Offered Securities shall be completed, all costs and expenses of or incidental to the sale and delivery of the Offered Securities and of or incidental to all matters in connection with the Offering shall be borne by the Company, and the Company shall reimburse the Underwriters for the expenses reasonably incurred by the Underwriters, including, without limitation and for greater certainty, the "out-of-pocket" expenses of the Underwriters, up to a maximum of $10,000 and the fees and disbursements of Underwriters' legal counsel up to a maximum of $100,000, excluding taxes and disbursements. However, in the event the Offering is terminated due to the failure of the Company to comply with the terms and conditions of this Agreement, then the Company shall reimburse the Underwriters for any and all expenses reasonably incurred by the Underwriters, including, without limitation and for greater certainty, the "out-of-pocket" expenses of the Underwriters and the reasonable fees and disbursements of the Underwriters' legal counsel.

7.3	All fees, expenses and other payments under this Agreement shall be paid free and clear of any withholding or deduction of any tax except as required by law. If the Company is required by law to deduct or withhold any amounts with respect to any tax (other than tax on net income) or if any such tax is required to be paid by the Underwriters or any of their affiliates as a result or arising out of this Agreement, the Company shall pay the Underwriters such additional amounts as are necessary to ensure that the net amount received by the Underwriters from the Company after such deduction, withholding or payment (including any deduction, withholding or payment required on additional amounts payable under this Section 7.3) shall equal the amounts otherwise payable to the Underwriters under this Agreement. If any goods and services tax, harmonized sales tax or provincial sales taxes or other similar tax is payable with respect to the fees paid or payable to the Underwriters under this Agreement, the Underwriters will add the amount of such tax to its invoice and the Company shall pay such tax directly to the Underwriters.

8.	UNDERWRITING PERCENTAGES

8.1	The obligations of the Underwriters hereunder, including the obligation to purchase Offered Securities and if the Over-Allotment Option is exercised, any obligation to purchase Additional Securities at the Closing Time shall be several, and not joint, and shall be limited to the percentages of the aggregate percentage of the Offered Securities and Additional Securities set out opposite the name of each Underwriter below:

Paradigm Capital Inc.	40%

Canaccord Genuity Corp.	40%

Dundee Securities Ltd.	20%

100%

8.2	Subject to Section 8.3, if one or more of the Underwriters (the "Defaulting Underwriters") fails to purchase their percentage of the Offered Securities or Additional Securities at the Closing Time, then the other Underwriters (the "Continuing Underwriters") shall have the right, but shall not be obligated, to purchase such Offered Securities or Additional Securities on a pro rata basis (or on such other basis as they may agree). If the Continuing Underwriters do not purchase all the Offered Securities or Additional Securities of the Defaulting Underwriters, the Company shall be entitled to terminate its obligations under this Agreement without further liability of the Company to the Continuing Underwriters, on the one hand, or on the part of the Continuing Underwriters to the Company, on the other hand, except in respect of any liability which may have arisen or may arise under Sections 7, 12 and 13. Nothing in this Section 8.2 shall relieve any Defaulting Underwriter from liability to the Company.

8.3	If one or more but not all of the Underwriters shall exercise their right of termination under Section 13, then the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Offered Securities or Additional Securities which would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Offered Securities or Additional Securities which the remaining Underwriters wish, but are not obliged, to purchase exceeds the amount of such Offered Securities or Additional Securities which remain available for purchase, such Offered Securities or Additional Securities shall be divided pro rata among the Underwriters desiring to purchase such Offered Securities or Additional Securities in proportion to the percentage of Offered Securities or Additional Securities which such Underwriters have agreed to purchase as set forth in Section 8.1. If the other Underwriters do not purchase all the Offered Securities or Additional Securities of the Underwriters who exercise their right of termination under Section 13, the Company shall be entitled to terminate its obligations under this Agreement without further liability of the Company, except in respect of any liability which may have arisen or may arise under Sections 7, 12 and 13.

9.	CONDITIONS PRECEDENT

9.1	The following are conditions to the obligations of the Underwriters to complete the Offering as contemplated in this Agreement, which conditions may be waived in writing in whole or in part by the Underwriters in their sole discretion:

(a)	all actions required to be taken by or on behalf of the Company, including without limitation the passing of all requisite resolutions of directors of the Company approving the transaction contemplated hereunder, will have been taken so as to approve the Prospectuses and the U.S. Memorandum, to obtain the requisite approval of the Exchange to the Offering and to validly offer, sell and distribute the Offered Securities, grant the Over-Allotment Option, distribute the Additional Securities;

(b)	there shall be no requirement under applicable law and no requirement imposed on the Company by the Regulatory Authorities to obtain, nor shall the Company voluntarily seek, shareholder approval of the Offering or of the issuance of the Offered Securities or Additional Securities;

(c)	the Company will have made all necessary filings with and obtained all necessary approvals, consents and acceptances of the Regulatory Authorities for the Offering and the Prospectuses, including without limitation a receipt from the Commissions pursuant to NP 11-202 in respect of the Prospectuses, to permit the Company to complete its obligations hereunder;

(d)	the Company will have, within the required time set out hereunder, delivered or caused the delivery of the required Comfort Letter, Legal Opinions, U.S. Legal Opinion, Officer's Certificate, Title Opinions, Lock-Up Agreements and other Closing Materials as the Underwriters may reasonably require in form and substance satisfactory to the Underwriters and their counsel, acting reasonably;

(e)	no order ceasing or suspending trading in any securities of the Company, or ceasing or suspending trading by the directors or officers of the Company, or any one of them, or prohibiting the trade or distribution of any of the securities referred to herein will have been issued and no proceedings for such purpose, to the knowledge of the Company, will be pending or threatened;

(f)	as of the Closing Time, there shall be: (i) no reports or information that in accordance with the requirements of Regulatory Authorities in Canada must be made publicly available in connection with the sale of the Offered Securities and the Additional Securities that have not been made publicly available as required; (ii) no contracts, documents or other materials required to be filed with Regulatory Authorities in connection with the Prospectuses that have not been filed as required and delivered to the Underwriters; and (iii) no contracts, documents or other materials required to be described or referred to in the Prospectuses or the U.S. Memorandum that are not described or referred to as required and delivered to the Underwriters;

(g)	the Underwriters shall have received at the Closing Time a letter from the transfer agent of the Company dated the date of Closing and signed by an authorized officer of such transfer agent confirming the issued and outstanding capital of the Company;

(h)	the Underwriters not having exercised any rights of termination set forth in this Agreement;

(i)	the Underwriters having received at the Closing Time such further certificates, opinions of counsel and other documentation from the Company as the Underwriters or their counsel may reasonably require and as are customary in an offering of this nature;

(j)	there shall not have occurred since March 31, 2016 and the Closing Time, any adverse material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, financial position or capital of the Company;

(k)	the due diligence conducted by the Underwriters shall not have revealed any adverse material change or material fact in respect of the Company not generally known to the public which should have been previously disclosed pursuant to Applicable Securities Laws;

(l)	the Company will have, as of the Closing Time, complied with all of its covenants and agreements contained in this Agreement, including without limitation all requirements for approval of the Offering and the listing and posting for trading of the Offered Securities and the Additional Securities on the Exchange as required to be provided prior to the Closing Time; and

(m)	the representations and warranties of the Company contained in this Agreement will be true and correct as of the Closing Time in all material respects (except for those representations and warranties which are qualified by materiality which must be true and correct in all respects) as if such representations and warranties had been made as of the Closing Time.

10.	CLOSING

10.1	The Company and the Underwriters shall cause the Closing to occur on or about July 7, 2016 or such other date not later than 42 days following the date of the Final Receipt, as may be agreed by the Company and the Underwriters in writing (the "Closing Date"). The closing of the Offering under this Agreement (the "Closing") shall be completed in Vancouver at the offices of DuMoulin Black LLP, counsel to the Company, or such other location as may be agreed between the Company and the Underwriters.

10.2	On the Closing, the Company shall issue and deliver to the Underwriters:

(a)	one or more global certificates (in physical, electronic or such other form as the Co-Lead Underwriters may advise) representing the Offered Securities in the names and denominations reasonably requested by the Underwriter; and

(b)	the Company shall deliver to the Underwriters such documents set forth in Section 6.1(k) as the Underwriters may request.

10.3	If the Company has satisfied all of its obligations under this Agreement that are required to be satisfied before or at the Closing Time, on the Closing the Underwriters shall pay to the Company by certified cheque or by wire transfer the aggregate gross proceeds, less (i) the Underwriting Fee and (ii) any costs and expenses owing to the Underwriter pursuant to Section 7.2.

11.	OPTION CLOSING

11.1	In the event the Over-Allotment Option is exercised, at the Option Closing, subject to the terms and conditions contained in this Agreement, the Company shall issue and deliver to the Underwriters in such locations that the Underwriters may advise the Company the certificates (in physical, electronic or such other form as the Underwriters may advise) representing the Additional Securities to be issued at the Option Closing in the names and denominations reasonably requested by the Underwriters.

11.2	The Option Closing shall occur not more than three business days after the date that the notice of exercise of the Over-Allotment Option has been given in accordance with the terms of the Over-Allotment Option.

11.3	At the Option Closing, the Company shall deliver to the Underwriters such documents set forth in Section 6.1(k) as the Underwriters may request.

11.4	If the Company has satisfied all of its obligations under this Agreement, on the Over- Allotment Closing Date the Underwriters shall pay to the Company by certified cheque or by wire transfer the gross proceeds of the sale of the Additional Securities, less (i) the Underwriting Fee and (ii) any costs and expenses owing to the Underwriters pursuant to Section 7.2.

11.5	The Company and Underwriters agree that the Over-Allotment Option Closing Date may occur on the same date as the Closing Date, subject to the Company's prior receipt of the notice in accordance with the Over-Allotment Option.

12.	INDEMNITY

12.1	The Company shall protect, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, partners, employees, advisors and agents (as applicable) (collectively, the "Indemnified Parties" and individually an "Indemnified Party") from and against all losses (other than loss of profit in connection with the distribution of the Offered Securities), claims, damages, liabilities, costs and expenses, including, without limitation, all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses incurred by any Indemnified Party in connection with investigating or defending any of the foregoing on a solicitor and own client basis (collectively, a "Claim") caused by or arising directly or indirectly by reason of:

(a)	any information or statement (except any information or statement relating to the Underwriters, or any of them, provided by the Underwriters to the Company in writing expressly for inclusion in the Prospectuses or the U.S. Memorandum) contained in any of the Offering Documents being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(b)	any breach by the Company of, or default under, any representation, covenant or agreement of the Company in this Agreement or any other document delivered pursuant to this Agreement or under Applicable Securities Laws or the failure by the Company to comply with its obligation under the Underwriting Agreement or Applicable Securities Laws;

(c)	the Company not complying prior to the completion of the distribution of the Offered Securities or the Additional Securities with any requirement of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction;

(d)	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority or stock exchange (including the Exchange) or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating to the Underwriters, or any of them, provided by the Underwriters to the Company in writing expressly for inclusion in the Prospectuses or the U.S. Memorandum) contained in any of the Prospectuses or the U.S. Memorandum, which operates to prevent or restrict the trading in or the sale or distribution of the Offered Securities or the Additional Securities;

and shall reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim or action related thereto including the fees and expenses of legal counsel on a solicitor and own client basis and including reimbursement paid to the Underwriters for the time spent by the Indemnified Parties in connection with any Claim payable at the normal per diem rates of such Indemnified Parties.

This indemnity shall be in addition to any liability that the Company may otherwise have. The Company agrees that, in any event, no Indemnified Party shall have any liability

(either direct or indirect, in contract or tort or otherwise) to the Company, or any person asserting claims on their behalf or in connection with this Agreement, except to the extent that, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines that a Claim resulted from the negligence, fraud or willful misconduct of the Indemnified Party claiming the indemnity, such Indemnified Party shall promptly reimburse to the Company any funds advanced to the Indemnified Party in respect of such Claim and the indemnity provided for in this Section 12 shall cease to apply to such Indemnified Party in respect of such Claim. For greater certainty, the Company and the Underwriters agree that they do not intend that any failure of the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Documents contained no misrepresentation shall constitute "negligence", "fraud" or "willful misconduct" for the purposes of this Section 12 or otherwise disentitle the Underwriters from indemnification hereunder.

12.2	If any Claim contemplated by this Section 12 is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 12 comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Company as soon as reasonably practicable, of the nature of the Claim (provided that any failure or delay to so notify in respect of any potential Claim shall not affect the liability of the Company under this Section 12, except to the extent that such failure or delay significantly prejudices the defense of the proceedings or significantly increases the liability which the Company would otherwise have hereunder). The Company shall, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce the Claim; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably, and no admission of liability or settlement of the Claim shall be made by the Company without the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in its defence but the fees and expenses of that counsel shall be at the expense of the Indemnified Parties unless:

(a)	the Company fails to assume the defence of the suit on behalf of the Indemnified Party within ten days of receiving notice of the suit;

(b)	the employment of that counsel has been authorized in writing by the Company; or

(c)	the named parties to the suit (including any added or third parties) including the Company and the Indemnified Party have been advised in writing by outside counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of the potential or actual conflicting interests of those represented.

In each of the cases set out in Sections 12.2(a), (b) or (c), the Company shall not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Company shall be liable to pay the reasonable fees and expenses of separate counsel for all Indemnified Parties; provided that no Indemnified Party shall be entitled to have more than one law firm in any jurisdiction on a solicitor and own client basis.

12.3	The Company shall not be liable under this Section 12 for any settlement of any claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

12.4	The Company hereby acknowledges and agrees that, with respect to this Section 12, the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents and their respective affiliates' directors, officers, employees, partners, shareholders, advisers and agents (collectively, the "Beneficiaries"). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of the covenants of the Company under this Section 12 with respect to the Beneficiaries and accepts these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.

12.5	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in this Section 12 would otherwise be available in accordance with its terms but is, for any reason not attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by an Indemnified Party or is insufficient to hold the Indemnified Party harmless, the Company shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such liabilities, claims, demands, losses (other than loss of profits in connection with the distribution of the Offered Securities), costs, damages and expenses:

(a)	in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand (being the proceeds of the Offering net of the Underwriting Fee but before deducting expenses) and the Underwriters (being the Underwriting Fee) on the other from the offering of the Offered Securities and the Additional Securities, if any; or

(b)	if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the matters or things referred to in which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received.

The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in this Section 12 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Company or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to this Section 12. The amount paid or payable by an Indemnified Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim.

The parties agree that it would not be just and equitable if contribution pursuant to this Section were determined by any method of allocation which does not take into account the equitable considerations referred to in this section.

13.	TERMINATION OF AGREEMENT

13.1	In addition to any other remedies which may be available to the Underwriters, each of the Underwriters shall have the right to terminate its obligations under this Agreement including its obligation to purchase Offered Securities and any Additional Securities upon delivery of written notice to the Company at any time up to the Closing of the Offering:

(a)	if in the sole opinion of the Underwriters (or any of them), acting reasonably, there shall have occurred any material change or change in material fact in relation to the Company or there shall be discovered any previously undisclosed material fact required to be disclosed in either of the Prospectuses, in each case which would be expected to result, in the sole opinion of the Underwriters (or any of them) in a material adverse change in relation to the Company or have a material adverse effect on the market price or value of the Common Shares; or

(b)	if any enquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, announced or threatened or any order is made by any regulatory authority, stock exchange or any other federal, provincial or other governmental body having jurisdiction or authority over the Company or any of its material assets or operations, which, in the opinion of the Underwriters (or any of them), acting reasonably, operates to prevent or restrict materially the distribution or trading of the Offered Securities or which, in the opinion of the Underwriters (or any of them), might reasonably be expected to have a material adverse effect; or

(c)	if there should develop, occur or come into effect or existence any event, action, state, condition, or major occurrence of national or international consequence (including any natural catastrophe, act of war, terrorism or similar event) or any governmental action, or change of any applicable law or regulation (or any judicial interpretation thereof) which, in the opinion of the Underwriters (or any of them), acting reasonably, materially adversely affects or involves, or will materially adversely affect or involve, the financial markets (including the commodity markets) or the business, operations or affairs of the Company; or

(d)	the Underwriters (or any of them) become aware of, as a result of their due diligence review or otherwise, of (in the sole opinion of Underwriters (or any of them), acting reasonably) any material adverse change, or a change in any material fact or any material fact with respect to the Company which has not been disclosed to the Underwriters prior to the Closing Date; or

(e)	if the Company is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by the Company in this Agreement is or becomes false in any material respect.

13.2	The Underwriters shall make reasonable best efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in Section 13.1,

provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Underwriters to exercise their rights under Section 13.1 at any time prior to or at the Closing Time on the Closing Date or the Over-Allotment Closing Date (as the case may be).

13.3	The rights of termination contained in this Section 13 may be exercised by any Underwriters giving written notice thereof to the Company and each of the other Underwriters at any time prior to the Closing Time and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise.

13.4	If the obligations of an Underwriter are terminated under this Agreement pursuant to these termination rights, the Company's liabilities to the Underwriter shall be limited to the Company's obligations under Sections 7, 12 and 13.

14.	GENERAL

14.1	Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Company, be addressed and faxed or delivered to:

(a)	the Company:

Canadian Zinc Corporation

650 West Georgia Street, Suite 1710

Vancouver, British Columbia V6B 4N9

Attention:	John F. Kearney
Facsimile:	(604) 688-2043

with a copy to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia V6C 2T5

Attention:	J. Douglas Seppala
Facsimile:	(604) 687-8772

(b)	and on behalf of the Underwriters, be addressed and faxed or delivered to the Co- Lead Underwriters:

Paradigm Capital Inc.

95 Wellington Street West

Suite 2101, PO Box 55

Toronto, Ontario M5J 2N7

Attention:	Andrew Partington
Facsimile:	(416) 361-6050

Canaccord Genuity Corp.

161 Bay Street, Suite 3100

Toronto, Ontario MSJ 2S1

Attention:	Craig Warren
Facsimile:	(416) 869-3876

with a copy to:

Bennett Jones LLP

One First Canadian Place
Suite 3400 Toronto, ON
M5X 1A4

Attention:	Sander Grieve
Fax No.:	(416) 863-1716

The Company and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

14.2	Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

14.3	The forbearance or failure of one of the parties hereto to insist upon strict compliance by the other with any provision of this Agreement, whether continuing or not, shall not be construed as a waiver of any rights or privileges hereunder. No waiver of any right or privilege of a party arising from any default or failure hereunder of performance by the other shall affect such party's rights or privileges in the event of a further default or failure of performance.

14.4	This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein and this Agreement supersedes any previous agreements, arrangements or understandings among the parties, including the engagement letter dated June 15, 2016 between the Company and the Underwriters.

14.5	The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

14.6	Except as expressly provided for in this Agreement, all warranties, representations, covenants and agreements of the Company herein contained, or contained in, documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Underwriters of the Offered Securities and any Additional Securities and shall continue in full force and effect, regardless of the closing of the sale of the Offered Securities and any Additional Securities and regardless of any investigation which may be carried on by the Underwriters, or on their behalf, subject only to the applicable limitation period prescribed by law. For greater certainty, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations, including those provided for in Section 12, shall survive and continue in full force and effect, subject only to the applicable limitation period prescribed by law.

14.7	The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Offered Securities contemplated hereby. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Offered Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the Offering or any matters leading up to the Offering, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to the Offering and that any opinions or views expressed by the Underwriters to the Company regarding the Offering, including, but not limited to, any opinions or views with respect to the price or market for the Offered Securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of the Company with respect to the Offering or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with Offering or any matters leading up to the Offering.

14.8	The Co-Lead Underwriters are hereby authorized by Dundee to act on its behalf and the Company shall be entitled to and shall act on any notice, waiver or extension given hereunder by the Co-Lead Underwriters or agreement entered into by or on behalf of the Underwriters by the Co-Lead Underwriters, which represent and warrant that they have irrevocable authority to bind Dundee with respect to all matters contained herein, except in respect of any waiver of a condition of closing contained in Section 9, which waiver must be signed by all the Underwriters; any extension of any time requirement contained herein, which extension must be signed by all the Underwriters; any consent to a settlement pursuant to Section 12, which consent shall be given by the Indemnified Party or a notice of termination pursuant to Section 13, which notice may be given by any of the Underwriters exercising such right. The Co-Lead Underwriters shall, where practicable, consult with Dundee concerning any matter in respect of which they act as representatives of Dundee.

14.9	No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

14.10	The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

14.11	This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

14.12	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the Canadian federal laws applicable therein.

14.13	The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

14.14	The parties may sign this Agreement as many counterparts as may be deemed necessary and may be delivered by facsimile, portable document format ("pdf") or other electronic means all of which so signed and delivered shall be deemed to be an original and together shall constitute one and the same instrument.

14.15	The Underwriters hereby acknowledge that they have consented that this Agreement and all documents evidencing or relating in any way to the purchase be drawn up in the English language only. Nous reconnaissons par les présentes avoir consenti que tous les documents faisant foi ou se rapportant de quelque manière à notre achat soient rédigés en anglais seulement.

[Remainder of page intentionally left blank. Signature page follows.]

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Underwriters whereupon this letter as so accepted shall constitute an agreement between the Company and the Underwriters enforceable in accordance with its terms.

Yours truly,

PARADIGM CAPITAL INC.

By:	(signed) "Andrew Partington"
Authorized Signatory

CANACCORD GENUITY CORP.

By:	(signed) "Craig Warren"
Authorized Signatory

DUNDEE SECURITIES LTD.

By:	(signed) "John Esteireiro"
Authorized Signatory

The foregoing is accepted and agreed to on June 28, 2016, effective as of the date appearing on the first page of this Agreement.

CANADIAN ZINC CORPORATION

By:	(signed) "John F. Kearney"
President, CEO and Chairman

[Signature Page for Amended and Restated Underwriting Agreement]

SCHEDULE "A"

UNITED STATES OFFERS AND SALES

As used in this Schedule "A", capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule "A" is annexed and the following terms shall have the meanings indicated:

(a)	"Common Shares" means common shares in the capital of the Company;

(b)	"Directed Selling Efforts" means directed selling efforts as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities or Additional Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities or Additional Securities;

(c)	"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

(d)	"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

(e)	"SEC" means the United States Securities and Exchange Commission;

(f)	"Securities" means, together, the Offered Securities and the Additional Securities, if any;

(g)	"Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Rule 902(j) of Regulation S; and

(h)	"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter acknowledges that the Offered Securities and the Additional Securities have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act.

Each Underwriter represents, warrants and covenants to the Company that:

1.	Neither it nor any of its affiliates, nor any person acting on its or their behalf, has offered or sold, nor will not offer or sell, any Offered Securities or Additional Securities forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the case of Common Shares only, in the United States in accordance with Rule 144A as provided in paragraphs 4 through 8 below.

2.	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities or Additional Securities, except with its affiliates, any selling group members or with the prior written consent of the Company. It shall require each selling group member to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such selling group member.

3.	Neither it nor any of its affiliates, nor any person acting on its or their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Offered Securities or Additional Securities.

4.	All offers and sales of Offered Securities or Additional Securities in the United States, by it shall be made (i) through its U.S. Affiliate in compliance with all applicable U.S. federal and state broker-dealer requirements, or (ii) directly by it in accordance with Rule 15a-6 under the Exchange Act. It and its U.S. Affiliate, as applicable, are Qualified Institutional Buyers. Its U.S. Affiliate is and will be, on the date of each offer and sale of Offered Securities in the United States, duly registered as a broker-dealer pursuant to the Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state's broker-dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority Inc. No Offered Flow-Through Shares or Additional Offered Flow-Through Shares have been or will be offered or sold by it or its U.S. Affiliates in the United States.

5.	Offers and sales of Offered Securities or Additional Securities in the United States, by it shall not be made (i) by any form of general solicitation or general advertising (as those terms are used in Regulation D), including without limitation advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

6.	Offers to sell and solicitations of offers to buy the Offered Securities or the Additional Securities in the United States shall be made by it in accordance with Rule 144A only to persons reasonably believed to be Qualified Institutional Buyers.

7.	All purchasers of the Offered Securities or Additional Securities in the United States shall be informed that the Offered Securities and Additional Securities have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A thereunder.

8.	Each offeree in the United States shall be provided with a U.S. Memorandum, and each purchaser in the United States will have received at or prior to the time of purchase of any Offered Securities or Additional Securities, the U.S. Memorandum including the Final Prospectus.

9.	Prior to any sale of the Offered Securities or Additional Securities in the United States, each purchaser thereof will be required to execute and deliver to the Underwriter and its U.S. Affiliate making such sale a Qualified Institutional Buyer Investment Letter substantially in the form attached as Exhibit I to the Final U.S. Placement Memorandum.

10.	Any offer, sale or solicitation of an offer to buy Offered Securities or Additional Securities that has been made or will be made in the United States, was or will be made only to Qualified Institutional Buyers that are exempt, or in transactions that are exempt, from registration under applicable state securities laws.

11.	At least one business day prior to the Closing Time or the time of the Option Closing, if applicable, it will provide the transfer agent with a list of all purchasers of the Offered Common Shares in the United States.

12.	Each U.S. Affiliate of the Underwriters that is purchasing Offered Common Shares in the United States is a Qualified Institutional Buyer.

13.	At the Closing Time or the time of the Option Closing, if applicable, it, together with its U.S. Affiliate selling Offered Securities or Additional Securities in the United States, will provide a certificate, substantially in the form of Exhibit A to this Schedule, relating to the manner of the offer and sale of the Offered Securities or Additional Securities in the United States, as applicable, or will be deemed to have represented and warranted for the benefit of the Company that neither it nor any of its U.S. Affiliates offered or sold Offered Securities or Additional Securities within the United States.

14.	None of the Underwriter, its affiliates or any person acting on behalf of any of them has violated or will violate Regulation M under the U.S. Exchange Act in connection with offers and sales of the Offered Securities or Additional Securities.

Representations, Warranties and Covenants of the Company

The Company represents, warrants and covenants to the Underwriters that:

15.	The Company is a "foreign issuer" within the meaning of Rule 902(e) of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the common shares in the capital of the Company.

16.	The Company is not now, and as a result of the sale of Offered Securities or the Additional Securities contemplated hereby will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended.

17.	The Company believes that it is currently a "passive foreign investment company" (a "PFIC") within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and for each year that the Company determines that it is a PFIC, the Company shall provide to holders of the Offered Securities or the Additional Securities upon their written request the annual information required for such holders to enable them to make a "Qualified Electing Fund" election pursuant to Section 1295 of the Code as soon as reasonably practicable following each taxable year of the Company (but in no event later than 75 days following the end of each such taxable year or the date of such written request, whichever is later).

18.	None of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters or any person acting on their behalf, as to which no representation, warranty or covenant is made) has made or will make any Directed Selling Efforts in the United States, or has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities or Additional Securities in the United States.

19.	The Common Shares are not, and as of the Closing Time will not be, and no securities of the same class as the Common Shares are or will be, (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act, (ii) quoted in an "automated inter-dealer quotation system", as such term is used in the U.S. Exchange Act, or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than ten percent for securities so listed or quoted.

20.	For so long as any of the Common Shares are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if the Company is not subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act or exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, the Company will provide to any holder of such Common Shares, or to any prospective purchaser of such Common Shares designated by such holder, upon the request of such holder or prospective purchaser, at or prior to the time of resale, the information required to be provided by Rule 144A(d)(4).

21.	Except with respect to the offer and sale of the Offered Securities and any Additional Securities, the Company has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of its securities in the United States.

EXHIBIT A UNDERWRITERS'

CERTIFICATE

In connection with the private placement in the United States of common shares of the Company (the "Common Shares") of Canadian Zinc Corporation (the "Company") pursuant to the Underwriting Agreement dated June 16, 2016 between the Company and the Underwriters named therein (the "Underwriting Agreement"), each of the undersigned does hereby certify as follows:

(i)	[Name of U.S. broker-dealer affiliate] is, and was on the date of each offer and sale of Common Shares in the United States, a duly registered broker or dealer with the United States Securities and Exchange Commission and under the securities laws of each state in which such offers or sales were made (unless exempted from such registration) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(ii)	all offers and sales of Common Shares that we made in the United States were made by the [Name of U.S. broker-dealer affiliate] in compliance with all applicable U.S. federal and state broker-dealer requirements;

(iii)	each offeree in the United States was provided with a copy of the U.S. Memorandum for the offering of the Common Shares in the United States, and we provided each purchaser of Common Shares in the United States, prior to the sale of Common Shares to such purchaser, with a copy of the U.S. Memorandum including the Final Prospectus and no other written material was used in connection with the offer to such offeree;

(iv)	prior to any sale of the Common Shares in the United States, each purchaser thereof executed and delivered a Qualified Institutional Buyer Investment Letter substantially in the form attached as Exhibit I to the Final U.S. Placement Memorandum;

(v)	immediately prior to our transmitting such U.S. Memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "U.S. Securities Act")) and, on the date hereof, we continue to believe that each U.S. person purchasing Common Shares from us is a Qualified Institutional Buyer;

(vi)	no form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the U.S. Securities Act) was used by us, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Common Shares in the United States; and

(vii)	the offering of the Common Shares has been conducted by us in accordance with the terms of the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this ____ day of June, 2016.

[UNDERWRITER]		[U.S. BROKER-DEALER AFFILIATE]

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE "B"

MATTERS IN RESPECT OF WHICH COMPANY'S COUNSEL SHALL DELIVER OPINIONS PURSUANT TO SECTION 6.1(K)(II)

(a)	the Company is a "reporting issuer", or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any requirement of the Applicable Securities Laws in any of the Qualifying Jurisdictions;

(b)	the Company is a corporation duly incorporated and validly existing and is in good standing under the laws of the jurisdiction in which it was incorporated;

(c)	the Company has all requisite corporate power and capacity to carry on its business as now conducted as described in the Final Prospectus and to own, lease and operate its property and assets and the Company has the requisite corporate power and capacity to execute and deliver this Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options and to perform its obligations thereunder;

(d)	the authorized and issued capital of the Company;

(e)	the rights, privileges, restrictions, conditions, attributes and characteristics attaching to the Offered Securities and Additional Securities are accurately summarized in all material respects in the Prospectuses;

(f)	all necessary corporate action having been taken by Company to authorize the execution and delivery of this Agreement, the Flow-Through Subscription Agreement and the performance by the Company of its obligations hereunder and thereunder and to authorize the issuance, sale and delivery of the Offered Securities and Additional Securities and the grant of the Over-Allotment Option;

(g)	the Offered Common Shares and Offered Flow-Through Shares have been validly issued as fully-paid and non-assessable Common Shares and upon full payment therefor and the issue thereof, the Additional Offered Common Shares, Additional Offered Flow-Through Shares and Compensation Shares will have been validly issued as fully paid and non-assessable Common Shares;

(h)	the Additional Offered Common Shares, Additional Offered Flow-Through Shares and Compensation Shares have been duly allotted and reserved for issuance by the Company;

(i)	the form and terms of the definitive certificates representing each of the Offered Securities and the Additional Securities and the Compensation Options have been approved by the directors of the Company and comply in all material respects with the BCA, the notice of articles and articles of the Company and the rules, policies and by-laws of the TSX;

(j)	the Company has all necessary corporate power and capacity: (i) to execute and deliver this Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options and to perform its obligations thereunder; and (ii) to issue and sell the Offered Securities and the Additional Securities and to grant the Over-Allotment Option;

(k)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and the filing thereof with the Commissions;

(l)	each of this Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

(m)	the execution and delivery of this Agreement, the Flow-Through Subscription Agreement and any certificates representing the Compensation Options, the fulfillment of the terms thereof by the Company and the offering, issuance, sale and delivery of the Offered Securities, Additional Securities and the grant of the Over-Allotment Option do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of: (i) the terms, conditions or provisions of the articles or notice of articles of the Company; or (ii) any resolutions of the shareholders or directors (or any committee thereof) of the Company; (iii) any applicable laws of the Province of British Columbia or federal laws of Canada applicable therein;

(n)	Computershare Investor Services Inc. is the duly appointed registrar and transfer agent for the common shares of the Company;

(o)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction to qualify the distribution of the Offered Securities, the Over-Allotment Option, the Compensation Options and the Additional Securities in each of the Qualifying Jurisdictions through persons who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such applicable laws;

(p)	subject only to the Standard Listing Conditions, the Offered Common Shares, Offered Flow-Through Shares, Additional Offered Common Shares, Additional Offered Flow-Through Shares and Compensation Shares have been conditionally listed or approved for listing on the TSX;

(q)	the Offered Flow-Through Shares are "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not "prescribed shares" for purposes of Section of the regulations to the Tax Act;

(r)	that the Qualifying Expenditures to be renounced in respect of the Flow-Through Shares pursuant to the Flow-Through Subscription Agreements will, provided the expenses are fully incurred in the manner and otherwise as covenanted and referenced in the Flow-Through Subscription Agreements and in a certificate of an officer of the Corporation, be "flow-through mining expenditures" as defined in subsection 127(9) of the Tax Act (provided the Tax Act is amended as announced on April 18, 2016) for qualifying individuals under such legislation;

(s)	the Company qualifies as a "principal-business corporation" within the meaning of subsection 66(15) of the Tax Act; and

(t)	as to the accuracy of the statements under the headings "Eligibility For Investment" and "Certain Canadian Federal Income Tax Considerations" in the Prospectuses.

SCHEDULE "C"

FORM OF FLOW-THROUGH SHARE SUBSCRIPTION AGREEMENT

THIS AGREEMENT is dated for reference June 16, 2016

BETWEEN:

EACH PERSON LISTED AS A PURCHASER IN APPENDIX I TO THIS AGREEMENT

(each, a "Purchaser");

AND

CANADIAN ZINC CORPORATION, having an office at 650 West Georgia Street, Suite 1710, Vancouver, British Columbia V6B 4N9

(the "Issuer").

WHEREAS pursuant to the preliminary short form prospectus of the Issuer dated June 15, 2016 (the "Prospectus") the Issuer proposed to sell Offered Flow-Through Shares (as that term is defined in the Prospectus) at a price of $0.25 per Offered Flow-Through Share (the "Flow- Through Offering Price") on the terms and conditions set out in the Prospectus and this Agreement.

NOW THEREFORE, the Issuer and each Purchaser agree as follows:

1.	Paradigm Capital Inc. and Canaccord Genuity Corp. (collectively, the "Co-Lead Underwriters"), on behalf of the Underwriters (as hereinafter defined), are executing this Agreement for and on behalf of and as agents for each Purchaser with the intent that this Agreement is entered into between the Issuer and each Purchaser, respectively.

2.	Each Purchaser hereby irrevocably subscribes for and agrees to purchase from the Issuer, on and subject to the terms and conditions set out in the Prospectus and this Agreement (including Appendix II attached hereto), the number of Offered Flow-Through Shares of the Issuer set forth across from such Purchaser's name on Appendix I to this Agreement at a total issue price equal to the Flow-Through Offering Price payable in cash, of which such Purchaser agrees to pay such Purchaser's full Commitment Amount (as hereinafter defined).

3.	The Issuer hereby agrees to issue and sell to each Purchaser, on and subject to the terms and conditions set out in the Prospectus and this Agreement (including Appendix II attached hereto), the number of Offered Flow-Through Shares of the Issuer set forth across from such Purchaser's name on Appendix I to this Agreement at the Flow-Through Offering Price payable in cash.

4.	For greater certainty, Offered Flow-Through Shares will only be issued to a Purchaser pursuant to this Agreement when such Purchaser has paid such Purchaser's full Commitment Amount and when the Issuer has received the full Flow-Through Offering Price therefor in cash to or to the order of the Issuer and the Issuer and such Purchaser hereby irrevocably agree to be bound by the terms and conditions set forth in Appendix II to this Agreement with respect to such Offered Flow-Through Shares.

EXECUTED by the Co-Lead Underwriters, in their capacity as agents for each of the Purchasers this ____ day of June, 2016.

PARADIGM CAPITAL INC., in its
capacity as agent for each of the
Purchasers

By:
Authorized Signatory

CANACCORD GENUITY CORP., in its
capacity as agent for each of the
Purchasers

By:
Authorized Signatory

EXECUTED by the Issuer this ____ day of June, 2016.

CANADIAN ZINC CORPORATION

By:
Authorized Signatory

APPENDIX I

TO THE FLOW-THROUGH SHARE SUBSCRIPTION AGREEMENT

Name of Purchaser	Address and Telephone Number of Purchaser	Number of Flow- Through Shares Purchased	Commitment Amount Paid by Purchaser per Offered Flow- Through Share	Social Insurance Number (If Purchaser is an Individual)

APPENDIX II

TO THE FLOW-THROUGH SHARE SUBSCRIPTION AGREEMENT

THE FOLLOWING TERMS AND CONDITIONS GOVERN THE OFFERING OF THE FLOW-THROUGH SHARES:

1.	CO-LEAD UNDERWRITERS ACTING AS AGENTS FOR PURCHASERS

1.1	Paradigm Capital Inc. and Canaccord Genuity Corp. (collectively, the "Co-Lead Underwriters"), on behalf of the Underwriters, represent, warrant, covenant, certify, acknowledge and declare to the Issuer (and acknowledges that the Issuer is relying thereon) that:

(a)	the Co-Lead Underwriters are the duly authorized agents for each Purchaser;

(b)	the Co-Lead Underwriters has been authorized by each Purchaser to execute the Agreement for and on behalf of and as agent for such Purchaser and to agree for and on behalf of and in the name of each Purchaser to the covenants, agreements, representations, warranties, statements and acknowledgements of the Purchasers contained in the Agreement;

(c)	all covenants, agreements, representations, warranties, statements and acknowledgements set out in the Agreement of the Purchasers are made by each Purchaser; and

(d)	each Purchaser has received a copy of the Prospectus and has tendered payment to the Co-Lead Underwriters of such Purchaser's full Commitment Amount for the Offered Flow-Through Shares which such Purchaser has subscribed for pursuant to this Agreement in order that the Co-Lead Underwriters may deliver a certified cheque or bank draft payable to the Issuer in full payment of the Flow-Through Offering Price for such Offered Flow-Through Shares for and on behalf of such Purchaser.

2.	DEFINITIONS

2.1	In this Appendix, the following words have the following meanings:

(a)	"Agreement" means the Flow-Through Share Subscription Agreement between the Issuer and each Purchaser dated for reference June 16, 2016 which, for greater certainty, includes Appendix I and this Appendix II;

(b)	"Appendix" means this Appendix II to the Agreement;

(c)	"Business Day" means a day on which Canadian chartered banks are open for the transaction of regular business in the cities of Toronto, Ontario or Vancouver, British Columbia;

(d)	"Canadian Exploration Expense" or "CEE" means an expense described in paragraph (f) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act, or that would be described in paragraph (h) of that definition if the reference therein to paragraphs (a) to (d) and (f) to (g.4) was a reference to paragraph (f), other than amounts which are prescribed to constitute "Canadian exploration and development overhead expenses" for the purposes of paragraph 66(12.6)(b) of the Tax Act, Canadian exploration expenses to the extent of the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, any specified expenses described in paragraph 66(12.6)(b.1) of the Tax Act in respect of seismic data, or any amount paid or payable for prepaid services or rent that do not qualify as outlays or expenses for the period as described in the definition of "expense" in subsection 66(15) of the Tax Act;

(e)	"Closing Date" means on or about July 7, 2016 or such other date as the Issuer and the Co-Lead Underwriters may agree;

(f)	"Co-Lead Underwriters" means, collectively, Paradigm Capital Inc. and Canaccord Genuity Corp.;

(g)	"Commitment Amount" in respect of any Purchaser means the amount paid by such Purchaser for the Purchased Securities of such Purchaser, being the amount per Offered Flow-Through Share set forth across from such Purchaser's name on Appendix I; provided, for greater certainty, that the Commitment Amount will not be greater than the Flow-Through Offering Price;

(h)	"Common Shares" means the common shares without par value of the Issuer as constituted on the date hereof;

(i)	"CRA" means the Canada Revenue Agency;

(j)	"Exploration Program" has the meaning set forth in Section 8.11;

(k)	"Flow-Through Offering Price" means the issue price of $0.25 per Flow- Through Share;

(l)	"Issuer" means Canadian Zinc Corporation;

(m)	"Offered Flow-Through Shares" means the previously unissued Common Shares of the Issuer that are "flow-through shares" as defined in subsection 66(15) of the Tax Act;

(n)	"Offered Securities" means the Offered Flow-Through Shares offered for sale by the Issuer, through the Underwriters as agents for the Issuer, pursuant to the Prospectus;

(o)	"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(p)	"Prescribed Forms" means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act filed or to be filed by the Issuer within the prescribed times renouncing to each Purchaser the Qualifying Expenditures incurred pursuant to the Agreement and all parts or copies of such forms required by the CRA to be delivered to such Purchaser;

(q)	"Prescribed Relationship" in respect of any Purchaser means a relationship between the Issuer and such Purchaser where such Purchaser and the Issuer are related or otherwise do not deal at arm's length for purposes of the Tax Act;

(r)	"Purchased Securities" in respect of any Purchaser means the Offered Securities purchased by such Purchaser pursuant to the Prospectus;

(s)	"Purchaser" means each person listed as a purchaser in Appendix I to the Agreement;

(t)	"Prospectus" means the preliminary short form prospectus of the Issuer dated June 15, 2016;

(u)	"Qualifying Expenditures" means expenses that (a) are CEE on the date they are incurred, (b) provided the Tax Act is amended as announced on April 18, 2016, are "flow-through mining expenditures" for the purposes of subsection 127(9) of the Tax Act (the "FTME") which will allow a Purchaser who is an individual other than a trust to claim a 15% non-refundable tax credit in respect of the FTME, (c) are incurred on or after the Closing Date and on or before the Termination Date, (d) may be renounced by the Issuer pursuant to subsection 66(12.6) in conjunction with subsection 66(12.66) of the Tax Act with an effective date not later than December 31, 2016, and (e) but for the renunciation, the Issuer would be entitled to deduct in computing its income for income tax purposes;

(v)	"Tax Act" means the Income Tax Act (Canada) and the regulations thereunder, as amended, reenacted or replaced from time to time, including where applicable any specific proposals to amend the Tax Act that are publicly announced by the Minister of Finance (Canada) to have effect prior to the date hereof;

(w)	"Termination Date" means December 31, 2017;

(x)	"Underwriters" means collectively, the Co-Lead Underwriters and Dundee Securities Ltd.; and

(y)	"Underwriting Agreement" means the underwriting agreement dated June 16, 2016 among the Underwriters and the Issuer.

3.	FLOW-THROUGH SHARES

On Closing, and upon receipt by the Issuer from each Purchaser of such Purchaser's full Commitment Amount, the Issuer will issue to such Purchaser such Offered Securities.

4.	ADDITIONAL PURCHASERS TO PARTICIPATE IN THE PROGRAM

Each Purchaser acknowledges that the Issuer may have entered into, and may continue entering into, agreements similar to the Agreement with other persons in respect of Offered Flow- Through Shares. Such agreements will be made and be dated for reference the same date as the Agreement. The Issuer will expend the funds from each issuance of Offered Flow-Through Shares in the order of:

(a)	the reference date of any private placement "flow-through" subscription agreements entered into for such private placements; and

(b)	the date of closing of any public offerings;

such that the subscription funds from the oldest "flow-through" financing will always be spent first and renunciation made in respect of such expenditures before any renunciations are made in respect of any Qualifying Expenditures that are financed from subsequent "flow-through" financings.

5.	ACCRUED INTEREST

Each Purchaser acknowledges that any interest accruing on the Commitment Amount paid to the Issuer by such Purchaser belongs solely to the Issuer and will accrue to the sole benefit of the Issuer and may be applied by the Issuer for general corporate purposes.

6.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to each Purchaser as follows and acknowledges and confirms that each Purchaser is relying upon each of such representations and warranties in entering into the Agreement and completing the transactions contemplated herein:

6.1	Offered Flow-Through Shares: Upon issue, the Purchased Securities of each Purchaser will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not and will not be "prescribed shares" within the meaning of Section 6202.1 of the regulations to the Tax Act. The Issuer does not have and will not have prior to the Termination Date a Prescribed Relationship with any Purchaser or, if a Purchaser is a partnership, any partner or limited partner of such partnership.

6.2	Principal-Business Corporation: The Issuer is a "principal-business corporation" as defined in subsection 66(15) of the Tax Act and will continue to be a "principal-business corporation" until such time as all of the Qualifying Expenditures required to be renounced under the Agreement have been incurred and validly renounced pursuant to the Tax Act.

6.3	Commitment Amount: The Issuer has no reason to believe that it will be unable to incur, on or after the Closing Date and on or before the Termination Date or that it will be unable to renounce to each Purchaser effective on or before December 31, 2016, Qualifying Expenditures in an aggregate amount equal to the Commitment Amount of such Purchaser, and the Issuer has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

7.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants for and on behalf of itself to the Issuer as follows and acknowledges and confirms that the Issuer is relying upon such representations and warranties in entering into the Agreement and completing the transactions contemplated herein:

7.1	Prescribed Relationship: Each Purchaser represents that it, and if such Purchaser is a partnership, any partner or limited partner of such partnership, does not have and will not have prior to the Termination Date a Prescribed Relationship with the Issuer.

7.2	Not in the United States and a Non-U.S. Person: Each Purchaser represents that it did not receive the offer to purchase the Purchased Securities in the United States, as defined in Regulations under the United States Securities Act of 1933, as amended; was not in the United States at the time the Agreement was executed by it or on its behalf; and is not, and is not purchasing the Purchased Securities for the account or benefit of, a "U.S. person", as defined in Regulations under the United States Securities Act of 1933, as amended.

7.3	Purchasing as Principal: Each Purchaser represents that it is purchasing the Purchased Securities as principal for its own account.

8.	COVENANTS OF THE ISSUER

The Issuer hereby covenants and agrees with each Purchaser as follows:

8.1	Filing Selling Instruments: The Issuer shall file with the CRA within the time prescribed by subsection 66(12.68) of the Tax Act the forms prescribed for the purposes of such subsection together with a copy of this Agreement and any "selling instrument" contemplated by such subsection .

8.2	Principal-Business Corporation: The Issuer shall maintain its status as a "principal- business corporation" as defined in subsection 66(15) of the Tax Act until such time as all of the Qualifying Expenditures required to be renounced under this Agreement have been incurred and validly renounced pursuant to the Tax Act.

8.3	Performance of Acts: The Issuer shall perform and carry out all of the acts and things to be completed by it as provided in this Agreement.

8.4	Incurring and Renouncing of CEE: The Issuer shall incur Qualifying Expenditures in an amount equal to the Flow-Through Offering Price for the Purchased Securities of each Purchaser on or before the Termination Date in accordance with the Agreement and agrees to renounce to each Purchaser Qualifying Expenditures in an amount equal to the Commitment Amount of such Purchaser with an effective date no later than December 31, 2016.

8.5	Renunciation: The Issuer shall deliver to each Purchaser, by March 1, 2017, the relevant Prescribed Forms, fully completed and executed, renouncing to such Purchaser Qualifying Expenditures in an amount equal to the Commitment Amount of such Purchaser with an effective date of no later than December 31, 2016, and shall timely file such Prescribed Forms with the relevant taxation authorities.

8.6	Priority: The Issuer shall incur and renounce Qualifying Expenditures to all Purchasers pursuant to the Agreement and all other agreements with other Persons providing for the issue of Offered Securities entered into by the Issuer on the Closing Date (collectively the "Other Agreements") pro rata by the number of Offered Securities issued or to be issued pursuant thereto before incurring and renouncing Qualifying Expenditures pursuant to any other agreement which the Issuer has entered into or shall enter into with any Person with respect to the issue of Offered Flow-Through Shares. The Issuer shall not, without the prior written consent of the Co-Lead Underwriters (such consent not to be unreasonably withheld) enter into any other agreement which would prevent or restrict its ability to renounce Qualifying Expenditures to any Purchaser in the amount of such Purchaser's Commitment Amount. If the Issuer is required under the Tax Act to reduce Qualifying Expenditures previously renounced to any Purchaser, the reduction shall be made pro rata by the number of Offered Securities issued or to be issued pursuant to this Agreement and pro rata to the reduction made under the Other Agreements but the Issuer shall not reduce Qualifying Expenditures renounced to any Purchaser under this Agreement until it has first reduced to the extent possible all CEE renounced to Persons other than the Purchasers and Persons under the Other Agreements.

8.7	Qualifying Expenditures: The expenses to be renounced by the Issuer to each Purchaser:

(a)	will constitute Qualifying Expenditures on the effective date of the renunciation;

(b)	will not include expenses that are (1) "Canadian exploration and development overhead expenses" (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Issuer, (2) amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act, (3) any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of "expense" in subsection 66(15) of the Tax Act, or (4) any assistance received by the Issuer of the type described in paragraph 66(12.6)(a) of the Tax Act;

(c)	will not include any amount that has previously been renounced by the Issuer to such Purchaser or to any other Person;

(d)	would be deductible by the Issuer in computing its income for the purposes of Part I of the Tax Act but for the renunciation to such Purchaser; and

(e)	will not be subject to any reduction under subsection 66(12.73) of the Tax Act.

8.8	Avoidance of Transactions Requiring a Reduction in Qualifying Expenditures: The Issuer shall refrain from entering into transactions or taking deductions which would be likely to reduce its cumulative CEE to an extent that would preclude a renunciation of Qualifying Expenditures under this Agreement in an amount equal to the total of the Commitment Amount for all Purchasers.

8.9	Valid Renunciation: The Issuer shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Qualifying Expenditures to any Purchaser in an amount equal to the Commitment Amount of such Purchaser.

8.10	Applications for Prescribed Grants: If the Issuer receives, or becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations to the Tax Act and the receipt or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to any Purchaser to less than the Commitment Amount of such Purchaser, the Issuer shall incur additional CEE so that it may renounce to such Purchaser Qualifying Expenditures in an amount not less than the Commitment Amount of such Purchaser.

8.11	Use of Commitment Amount: The Issuer shall use the Commitment Amount of each Purchaser for an exploration program on certain interests in mineral resource properties situated in Canada for the purpose of determining the existence, location, extent and quality of the mineral resources located thereon, as more particularly described in the Prospectus (the "Exploration Program").

8.12	Records: The Issuer will maintain proper, complete and accurate accounting books and records relating to the Qualifying Expenditures. The Issuer will retain all such books and records as may be required to support the renunciation of Qualifying Expenditures contemplated by the Agreement and shall make such books and records available for inspection and audit by or on behalf of the Purchaser, the CRA or any governmental authority upon reasonable request.

8.13	Information: The Issuer shall provide, forthwith upon the request of the Purchaser, such publicly available information as the Purchaser requires concerning the mineral exploration program pursuant to which the Issuer has incurred or will incur Qualifying Expenditures and the business affairs of the Issuer.

8.14	Filing: The Issuer will file with the CRA, before March 31 of the year following a particular year, any return required to be filed under Part XII.6 of the Tax Act in respect of the particular year, and will pay any tax or other amount owing in respect of that return on a timely basis.

8.15	Amalgamation: If the Issuer amalgamates with any one or more companies, any shares issued to or held by the Purchaser as a replacement for the Offered Flow-Through Shares as a result of such amalgamation will qualify, by virtue of subsection 87(4.4) of the Tax Act, as "flow-through shares" and in particular will not be "prescribed shares" as defined in Section 6202.1 of the regulations to the Tax Act.

8.16	Acts: The Issuer shall perform and carry out all acts and things to be completed by it as provided in this Subscription Agreement.

8.17	Representations: The representations, warranties, acknowledgments and covenants of the Issuer made in or pursuant to the Agreement shall be true as at the Closing Date with the same force and effect as if they had been made by the Issuer at the Closing Date.

8.18	Benefit: The Purchaser shall have the benefit of the representations, warranties and covenants made by the Issuer to the Underwriters and set forth in the Underwriting Agreement. Such representations, warranties and covenants shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Offered Flow-Through Shares and shall continue in full force and effect for the benefit of the Purchaser in accordance with the Underwriting Agreement.

8.19	Other Agreements: The Issuer has not entered into any agreements or made any covenants with any parties that would restrict the Issuer from entering into the Agreement and agreeing to incur and renounce Qualifying Expenditures in accordance with the Agreement, nor that would require the prior renunciation to any other person of Qualifying Expenditures prior to the renunciation of the Commitment Amount in favour of the Purchasers and the Issuer has no outstanding obligations to incur and renounce Qualifying Expenditures to any persons.

9.	COVENANTS OF THE PURCHASERS

Each Purchaser hereby covenants and agrees with the Issuer that such Purchaser will not enter into any agreement or arrangement with any person or partnership which will cause such Purchaser's Purchased Securities to be "prescribed shares" for the purposes of Section 6202.1 of the regulations to the Tax Act, and the Purchaser acknowledges that if the Purchaser enters into an agreement or arrangement which would cause the Purchased Securities to be "prescribed shares" for the purposes of Section 6202.1 of the regulations to the Tax Act, then the Purchaser will not be entitled to any tax benefits in relation to any Qualifying Expenditures and the Issuer will have no obligations to the Purchaser in respect of the Purchaser's inability to receive any benefits from renounced Qualifying Expenditures or any compensation, indemnification or damages in respect thereof, notwithstanding the other provisions of this Agreement.

10.	NO DISSEMINATION OF CONFIDENTIAL INFORMATION

The Issuer will be entitled to hold confidential all exploration information relating to any program on which any portion of the Commitment Amount of any Purchaser is expended pursuant to the Agreement and it will not be obligated to make such information available to any Purchaser except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

11.	REVISION OF EXPLORATION PROGRAM

While it is the present intention of the Issuer to undertake the Exploration Program, it is the nature of mining exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed Exploration Program and the Issuer expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend part of the Commitment Amount, provided such programs entail the incurrence of Qualifying Expenditures and are otherwise capable of renunciation by the Issuer to each Purchaser pursuant to the Agreement.

12.	INDEMNITY BY ISSUER

12.1	Failure to Renounce: If the Issuer does not incur by the Termination Date, and renounce to any Purchaser, effective on or before December 31, 2016 Qualifying Expenditures equal to the Commitment Amount of such Purchaser, the Issuer shall indemnify and hold harmless such Purchaser and each of the partners thereof if such Purchaser is a partnership or a limited partnership (for the purposes of this paragraph each an "Indemnified Person") as to, and pay in settlement thereof to the Indemnified Person on or before the twentieth Business Day following the Termination Date an amount equal to the amount of any tax payable within the meaning of paragraph (c) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations to the Tax Act) under the Tax Act (and under the laws of a province) by any Indemnified Person as a consequence of such failure. In the event that the amount renounced by the Issuer to a Purchaser is reduced pursuant to subsection 66(12.73) of the Tax Act (or the corresponding laws of a province), the Issuer shall indemnify and hold harmless each Indemnified Person as to, and pay in settlement thereof to the Indemnified Person an amount equal to the amount of any tax payable (within the meaning of paragraph (c) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations to the Tax Act) under the Tax Act (and under the laws of a province) by the Indemnified Person as a consequence of such reduction. Notwithstanding the foregoing, this indemnity shall have no force or effect and the Purchaser shall not have any recourse or rights of action to the extent that such indemnity, recourse or rights of action would otherwise cause the Flow-Through Shares to be "prescribed shares" for the purposes of Section 6202.1 of the regulations to the Tax Act. This indemnity is in addition to and not in derogation of any other recourse or rights of action the Purchaser may have against the Issuer.

12.2	Indemnities Held in Trust: To the extent that any Person entitled to be indemnified hereunder is not a party to the Agreement, the Co-Lead Underwriters shall obtain and hold the rights and benefits of the Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this Section notwithstanding that such Person is not a party to the Agreement.

13.	OTHER FLOW-THROUGH SHARE SALES

Each Purchaser acknowledges that there may be other sales of Offered Flow-Through Shares, some or all of which may occur after the acquisition of Offered Flow-Through Shares by such Purchaser. Each Purchaser further acknowledges that there is a risk that insufficient funds may be raised from the sale of Offered Flow-Through Shares to fund the Issuer's objectives described in the Prospectus, if any, and that it is possible that no Offered Flow-Through Shares may be purchased after such Purchaser has done so.

14.	ISSUER'S ACCEPTANCE

This Agreement, when executed by or on behalf of any Purchaser and delivered to the Issuer, will constitute a subscription for Offered Flow-Through Shares by such Purchaser which will not be binding on the Issuer until accepted by the Issuer by executing this Agreement in the space provided on the Agreement and, notwithstanding the reference date on this Agreement, if the Issuer accepts the subscription by such Purchaser, this Agreement will be entered into on the date of such execution by the Issuer.

15.	MISCELLANEOUS

15.1	Each Purchaser has irrevocably authorized the Co-Lead Underwriters, in their sole discretion:

(a)	to act as such Purchaser's representative to receive certificates for Offered Flow- Through Shares subscribed for and to execute in his, her or its name and on his, her or its behalf all closing receipts and documents required;

(b)	to have the certificates for Offered Flow-Through Shares registered in such name or names as the Co-Lead Underwriters may direct the Issuer; and

(c)	to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of such Purchaser contained herein or in any agreement or document ancillary or related thereto.

15.2	The Agreement is not assignable or transferable by any Purchaser or the Issuer without the express written consent of the other party.

15.3	Time is of the essence of this Appendix and the Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

15.4	Except as expressly provided in this Appendix, the Agreement and the Prospectus, and all agreements, instruments and other documents contemplated or provided for herein, the Agreement contains the entire agreement between the parties with respect to Flow- Through Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Co-Lead Underwriters, or by anyone else.

15.5	The Agreement may only be amended by agreement in writing by the parties hereto.

15.6	The Agreement enures to the benefit of and is binding upon the Purchasers and the Issuer and their successors and permitted assigns.

15.7	Any party to the Agreement must give all notices to or other written communications concerning the Agreement to any other party to the Agreement by hand or by registered mail addressed to such party, in the case of the Issuer to the address given on the Prospectus and in the case of the Purchaser, to the Co-Lead Underwriters on behalf of the Purchasers at the address given on the Prospectus.

15.8	This Appendix is to be read with all changes in gender or number as required by the context.

15.9	The Agreement will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to the Agreement.

END OF APPENDIX II